UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Crawford & Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials:

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2022
Dear Shareholders:
You are cordially invited to attend the Company’s 2022 Annual Meeting of Shareholders, which will be held on Friday, May 13, 2022, beginning at 2:00 p.m. Eastern Time at the Company’s headquarters, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.
The Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the Annual Meeting and the various matters on which you are being asked to vote. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 18, 2022 are entitled to vote at the Annual Meeting, including any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.
As is our custom, a brief report will be made at the Annual Meeting on the Company’s 2021 activities, 2022 activities to date, and the outlook for the remainder of 2022. We hope you will be able to attend the Annual Meeting.
Whether or not you plan to attend, it is important that you sign and return your Proxy, or vote electronically by telephone or through the Internet, promptly, as your vote is important to the Company.
On behalf of our Board of Directors, officers, and employees, we wish to thank you for your continued interest in and support of Crawford & Company.
Sincerely,
Rohit Verma
Chief Executive Officer

CRAWFORD & COMPANY
5335 Triangle Parkway
Peachtree Corners, Georgia 30092
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 13, 2022
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the “Company”) will be held in person on Friday, May 13, 2022, at 2:00 p.m. Eastern Time, for the following purposes:
1.
To elect ten (10) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.
To approve amendments to Bylaws to Amend the Company’s Advance Notice Provisions for Director Nominations and Shareholder Proposals;

3.
To approve amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and authorize 4,000,000 additional shares of Class A Common Stock for issuance under the plan;

4.
To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2022 fiscal year; and

5.
To transact any and all other such business as may properly come before the Annual Meeting, including any adjournment or postponement thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 8, 2022. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 18, 2022 are entitled to vote at the Annual Meeting, including any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2022:
The proxy statement and our 2021 annual report are available at https://materials.proxyvote.com/224633.
By Order of The Board of Directors,
Tami E. Stevenson,
SVP, General Counsel and Corporate Secretary
Atlanta, Georgia
April 8, 2022
It is important that your shares of Class B Common Stock be represented at the Annual Meeting whether or not you plan to attend. Accordingly, please complete and sign the enclosed Proxy and return it in the accompanying postage-paid envelope or vote your Proxy electronically by telephone or through the Internet as soon as possible. Signing and returning the Proxy, or submitting it electronically, will not affect your right to attend and vote in person at the Annual Meeting. If your shares are held in the name of a nominee or intermediary, please follow the instructions on the voting instruction card furnished by such record holder.
Proxies are being solicited with respect to shares of Class B Common Stock of the Company by the Board of Directors of the Company. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting and, consequently, Proxies are not being solicited with respect to shares of Class A Common Stock of the Company.

CRAWFORD & COMPANY
5335 Triangle Parkway
Peachtree Corners, Georgia 30092

PROXY STATEMENT

2022 PROXY STATEMENT

i

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2022
GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS
The 2022 Annual Meeting of Shareholders of Crawford & Company, including any adjournment or postponement thereof (the “Annual Meeting”), will be held on, Friday, May 13, 2022, beginning at 2:00 p.m. Eastern Time at the Company’s headquarters, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.
The Board of Directors of the Company (the “Board of Directors” or the “Board”) is furnishing this Proxy Statement and Proxy to solicit proxies on its behalf to vote at the Annual Meeting. You are receiving this Proxy Statement and the accompanying Proxy Card (or, if your shares are held in the name of a nominee or intermediary, a voting instruction card furnished by such record holder), or “Proxy,” because you own shares of the Company’s Class B Common Stock. A Proxy is a legal designation of another person to vote the stock that you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy, a proxy card or a form of proxy. If you sign and return the Proxy, you are appointing R. Verma, W.B. Swain and T.E. Stevenson as your representatives at the Annual Meeting. Messrs. Verma and Swain and Ms. Stevenson will vote your shares of Class B Common Stock at the Annual Meeting as you instruct them on the Proxy.
All holders of the Company’s Class B Common Stock as of the close of business on March 18, 2022, which we refer to as the “Record Date,” are being furnished a copy of the Notice of Annual Meeting and this Proxy Statement. Only holders of the Company’s Class B Common Stock are entitled to vote on the matters subject to a vote at the Annual Meeting. The Proxy Statement describes the matters which will be voted on at the Annual Meeting. It also gives you information so that you can make an informed voting decision on those matters.
This Proxy Statement and the accompanying form of Proxy are first being mailed or delivered electronically to shareholders and made available on the Internet at https://materials.proxyvote.com/224633, on or about April 8, 2022. Our Annual Report to Shareholders, on Form 10-K for the fiscal year ended December 31, 2021 is also being delivered with this Proxy Statement and is also being made available on the Internet at the web address above.
Signing and returning your Proxy will ensure your shares are voted at your direction whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we request that you complete, sign and return your Proxy, vote by telephone or vote over the Internet in advance of the Annual Meeting so that we can ensure we have enough votes to conduct business at the Annual Meeting.
On what items am I being asked to vote?
You are being asked to vote on four matters:
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the election of ten (10) directors;

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the approval of amendments to the Bylaws to amend the Company’s advance notice provisions for Director nominations and Shareholder Proposals;

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the approval of amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and authorization 4,000,000 additional shares of Class A Common Stock for issuance under the plan;

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the ratification of Ernst & Young LLP as our independent registered public accounting firm for our 2022 fiscal year.

Who may vote at the Annual Meeting?
Only shareholders of record of our Class B Common Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. If you are the owner of shares of Class B Common Stock held in “street name” through a broker, bank or other nominee, please refer to the information under “Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?” below. Holders of Class A Common Stock are not entitled to any notice of, or vote at, the Annual Meeting.

How many votes do you need to hold the Annual Meeting?
In order for us to conduct business at the Annual Meeting, we must have a quorum, which means that a majority of the issued and outstanding shares of Class B Common Stock as of the Record Date must be present. Shares of Class B Common Stock will be counted as present for purposes of determining the presence of a quorum if those shares are:
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voted over the Internet or by telephone in advance of the Annual Meeting;

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properly submitted via Proxy (even if the Proxy does not provide voting instructions) in advance of the Annual Meeting; or

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present at the Annual Meeting and voted in person.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a broker or bank) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder has not received voting instructions from the beneficial owner and does not have, or declines to exercise, discretionary voting power with respect to that particular proposal. As described below, registered holders that have not received voting instructions from the beneficial owner may, although they are not required to, vote such shares with respect to the ratification of the appointment of the Company’s independent registered public accounting firm. Registered holders are not entitled to exercise discretionary voting authority with respect to any other matters to be voted upon at the Annual Meeting.
How many shares of Class B Common Stock are outstanding? How many votes is each share of Class B Common Stock entitled to at the Annual Meeting?
As of the Record Date, we had outstanding 20,811,962 shares of Class B Common Stock and each share is entitled to one vote for each of the director nominees to be elected at the Annual Meeting, and one vote on each other matter to be acted upon at the Annual Meeting.
How may I vote on each of the Proposals to be considered at the Annual Meeting?
With respect to the election of directors, you may:
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vote FOR all nominees;

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withhold authority to vote for one or more of the nominees and vote FOR the remaining nominees; or

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withhold authority to vote for all ten (10) nominees.

With respect to the other proposals to be voted at the Annual Meeting, you may:
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vote FOR the proposal;

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vote AGAINST the proposal; or

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ABSTAIN from voting on the proposal.

What vote is required to approve each of the Proposals?
Each share of Class B Common Stock is entitled to cast an affirmative vote for up to ten (10) director nominees. Cumulative voting is not permitted. The ten (10) nominees for director who receive the highest number of votes cast, in person or by Proxy, at the Annual Meeting will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.
The affirmative vote of a majority of the votes cast, in person or by proxy, is required for the ratification of the appointment of the Company’s independent registered public accounting firm, the approval of amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan as well as authorization of 4,000,000 additional shares of Class A Common Stock for issuance under the plan. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters.

The affirmative vote of a majority of the issued and outstanding shares of the stock of the Company entitled to vote at the 2022 Annual Meeting is required for the approval of amendments to the Company’s Bylaws. Abstentions and broker non-votes will have the same effect as votes against this proposal.
What are the Board’s voting recommendations?
Our Board of Directors recommends the following votes:
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Proposal One — FOR the election of the ten (10) persons nominated to serve as directors;

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Proposal Two — FOR the approval of amendments to the Bylaws to amend the Company’s advance notice provisions for Director nominations and Shareholder Proposals;

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Proposal Three — FOR amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and authorization of 4,000,000 additional shares of Class A Common Stock for issuance under the plan; and

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Proposal Four — FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2022.

How do I vote?
In order for us to ensure we have sufficient votes to conduct business at the Annual Meeting, we request that registered owners vote by one of the following four methods as soon as possible. You may also thereafter attend the Annual Meeting and vote your shares in person.
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Via Internet:   visit www.proxypush.com/crd-b.

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By Mail:   sign, date and return your proxy card to the address listed on the proxy card.

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By Phone:   call 1-866-883-3382.

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In Person:   all holders of record of Class B Common Stock who hold their shares directly in their name may vote in person at the Annual Meeting.

What if I change my mind after I vote by Proxy?
Any shareholder giving a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by the giving of another Proxy by mail bearing a later date or thereafter voting by phone or the Internet or providing written notification of the revocation to the Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092. Shareholders who are present at the Annual Meeting will have the opportunity to revoke their Proxy and vote in person if they so desire.
What if I return my Proxy but do not provide voting instructions?
If you properly execute and return your Proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board of Directors as to all such matters.
Specifically, your shares will be voted FOR the election of all director nominees and FOR the approval of amendments to the Bylaws to amend the Company’s advance notice provisions for Director nominations and Shareholder Proposals, FOR amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and authorization of 4,000,000 additional shares of Class A Common Stock for issuance under the plan, and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year, as in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting.
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?
If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able register using the registration instructions provided above, attend, and vote at the Annual Meeting.
We encourage shareholders who hold shares of Class B Common Stock in street name to provide instructions to that record holder on how to vote those shares. Providing voting instructions ensures that your shares will be voted at the Annual Meeting. If shares are held through a brokerage account, the brokerage firm, under certain circumstances, may vote the shares without instructions from you. On certain “routine” matters, such as the ratification of the appointment of auditors, brokerage firms have authority under NYSE rules to vote their beneficial holders’ shares if the beneficial holders do not provide voting instructions. If a brokerage firm votes a beneficial holder’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. At the Annual Meeting, (i) the approval of amendments to the Company’s Bylaws to amend the advance notice provisions for Director nominations and Shareholder Proposals and (ii) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year are considered routine matters.
On “non-routine” matters, if a brokerage firm has not received voting instructions from a beneficial holder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at a meeting, but not for determining the number of shares voted for or against the non-routine matter. At the Annual Meeting, the proposals relating to i) the election of directors and ii) the approval of amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and authorization of 4,000,000 additional shares of Class A Common Stock for issuance under the plan are considered non-routine matters.
How can I obtain a copy of the 2021 Annual Report?
Our Annual Report (Form 10-K), filed with the Securities and Exchange Commission (the “SEC”) is available free of charge upon written request to the Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092 and on the Company’s website, www.crawco.com under the “Financials” link located under the “Investors” page.
Who is paying the expenses of this solicitation?
The cost of solicitation of proxies will be borne by the Company. To have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more of our officers, employees or directors. We will also reimburse brokers, banks, nominees, or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to the beneficial owners of the Company’s Class B Common Stock.
What do I need to attend the Annual Meeting?
Attendance is limited to shareholders of record as of March 18, 2022. You should be prepared to present photo identification for admittance. Please note that cameras, sound or video recording equipment, cellular telephones, or similar electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.
If you are a shareholder of record, your name is subject to verification against the list of shareholders of record on the record date prior to being admitted to the meeting. If you are a beneficial owner and your shares are held through a broker, bank or other nominee, you may also attend our 2022 Annual Meeting if you provide proof of beneficial ownership on the record date, such as your most recent account statement or similar evidence of ownership.
When will the Company announce the voting results?
We will announce the preliminary voting results at the 2022 Annual Meeting. The Company will report the final results on a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees and Voting
Each nominee is a current director who was most recently elected by the shareholders at the Company’s previous annual meeting on May 14, 2021. If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling to serve, the persons named in the Proxy (R. Verma, W.B. Swain and T.E. Stevenson) may vote for substitute nominees selected by the Board of Directors or, as an alternative, the Board of Directors could reduce the size of the Board and/or the number of directors to be elected at the Annual Meeting. We have no reason to believe that any of the nominees will be unable or unwilling to serve as a director for his or her full term.
Currently, the Board of Directors has been fixed at ten members. In accordance therewith, the Board has nominated the ten persons listed below to be elected as directors, to hold office until the Company’s next annual meeting and until their respective successors are elected and qualified.
Nominee Information
The following gives certain information as to each person nominated by our Board of Directors for reelection as a director:

Dame Inga K. Beale, age 58, was appointed as a member of the Board of Directors on February 11, 2020. Dame Inga is the former Chief Executive Officer of Lloyd’s of London, a position she held from 2014 to 2018 and she was the first female CEO in the global insurance and reinsurance market’s 325-year history. From 2012 to 2013, Dame Inga was the Group CEO at the privately held Lloyd’s insurer Canopius. Prior to this, she served on the Group Management Board of Zurich Insurance Group as the Global Chief Underwriting Officer. Before joining Zurich, Dame Inga served as the Group CEO of Swiss reinsurer Converium, where she spearheaded a company turn around. She previously worked for General Electric’s insurance division for 14 years where she held numerous management roles, including leadership roles in Kansas City, Paris and Munich. Dame Inga is a Chartered Insurer and studied economics and accounting at Newbury College, Berkshire England. She is currently the non-executive chair of the board for Mediclinic International plc, a private hospital and healthcare group and serves on the board of directors of Willis Towers Watson plc. She previously served on the board of directors of NN Group NV from 2020-2021. The Board believes Dame Inga’s array of international insurance carrier experience will positively impact the Company’s strategy moving forward.

Joseph O. Blanco, age 51, was appointed by the Board as a Director and to the position of President on May 15, 2020. Mr. Blanco most recently served as Executive Vice President, General Counsel and Corporate Secretary since February 2019. He oversees international operations, Broadspire, Crawford Legal Services, Praxis Consulting, edjuster and the Company’s global centers of excellence. From March 2017 to February 2019, Mr. Blanco served as Senior Vice President and General Counsel. Prior to joining the Company on a full-time basis and from September 2016 he served as Interim General Counsel of the Company. Prior to that, and from September 2008 he was a partner at Dentons US, LLP, a law firm, and served as managing partner for the Atlanta Dentons office. Before his over 20 year legal career, Mr. Blanco served for three years in the U.S. Navy. Mr. Blanco is currently on the boards of the Woodruff Arts Center, the Atlanta Area Council of the Boy Scouts of America and the Emory Center for Ethics. The Board believes Mr. Blanco’s extensive legal knowledge in M&A, governance and corporate law and his leadership at Crawford prior to and now as President make him uniquely qualified to serve on the Board.

Jesse C. Crawford, age 73, is the retired Chief Executive Officer of Crawford Media Services, Inc., an Atlanta, Georgia based provider of electronic media services for television, film and archival clients, which he directed and operated from 2010 through its sale in 2019. Before that he was President and Chief Executive Officer for more than 25 years of Crawford Communications, Inc., a full-service provider of teleproduction services including audio/video production and post-production, multimedia title design, satellite services, animation and special effects. Mr. Crawford has served as a member of the Board of Directors since April 1986. We believe Mr. Crawford’s significant experience in senior management of a services company with both international and disaster recovery components, similar to those of the Company, as well as the significant knowledge base he has acquired by having served as a director of the Company for over thirty years and his position as our majority shareholder, qualify him to continue to serve on the Board. Mr. Crawford is the father of Mr. Jesse C. Crawford, Jr., who is also a member of the Board.

Jesse C. Crawford, Jr., age 32, has served as a member of the Board of Directors since May 2015. He is an independent investor. Mr. Crawford, Jr.’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Crawford family on the Board as a component of the Board’s succession planning strategy. Mr. Crawford, Jr. is the son of Jesse C. Crawford, a member of the Board and the majority shareholder of the Company.

Lisa G. Hannusch, age 58, was elected as a member of the Board of Directors on May 8, 2019. Ms. Hannusch is currently the owner of Rhino Inspired, LLC, which she founded in 2017, supporting companies with their strategic directions through consulting engagements and investments in the healthcare, insurance, or other related industries. From 2004 to 2017, Ms. Hannusch was the owner and CEO of UniMed Direct, a medical management software and service company which was purchased by Mitchell International, Inc. in 2017. She currently serves on the advisory boards of Affordit, a fintech company for loan origination software, Cadence Rx, a PBM company, and for Little Tesoros Therapy Services, pediatric therapy clinics. Ms. Hannusch also serves as Ex-Officio Board Director of the Alliance of Women in Workers’ Compensation (AWWC) and on the National Board of Governors for the Human Rights Campaign. The Board believes that Ms. Hannusch is qualified to serve as a director due to her 30 plus year career including leadership positions within claims services, medical, regulatory, insurance, and technology companies.

Michelle E. Jarrard, age 54, our Non-Executive Chair of the Board, was appointed as a member of the Board on July 31, 2018. She is currently CEO and President of BioCircuit Technologies, Inc., an early-stage technology company in Atlanta. From 2016 to 2018, Ms. Jarrard served as GRA Venture Fund’s Managing Director. Ms. Jarrard is a former Senior Partner of McKinsey & Company, where she held multiple senior leadership roles during her 25-year career, including as Global Chief HR and Talent Officer from 2007 until her retirement in January 2016. Ms. Jarrard has served as a director of Lazard Ltd. since January 2017. Ms. Jarrard also serves on the board of directors of Quest Renewables, Inspire Brands and Gimme Inc. and is a former Trustee of Children’s Healthcare of Atlanta and the Georgia Tech Foundation. The Board believes that Ms. Jarrard is qualified to serve as a director due to her extensive experience in human resources and business leadership.

Charles H. Ogburn, age 66, served as an Executive Director of Arcapita Inc., an international private equity firm, from March 2001 until his retirement in July 2010. Mr. Ogburn has served as a member of the Board of Directors since February 2009. Mr. Ogburn also serves as trustee of The Cook & Bynum Fund, a mutual fund and on the Board of Trustees for Children’s Healthcare of Atlanta. Mr. Ogburn has extensive experience in international business matters as well as financial counseling to public and private companies in various life-cycle stages, which the Board considered in determining that it believes Mr. Ogburn remains qualified to serve on the Board.

Rahul Patel, age 49, was appointed as a member of the Board of Directors on July 31, 2017. Since January 2005, Mr. Patel has been a partner with the law firm King & Spalding, where he focuses on mergers, joint ventures and strategic corporate transactions and is the co-head of the firm’s global private equity group and sits on the firm’s Governing Policy Committee. Mr. Patel was appointed by the Governor of the State of Florida to the University of Florida Board of Trustees where he chairs the Governance Committee. The Board believes Mr. Patel is qualified to serve as a director due to his over 20 years of legal experience, especially in mergers and acquisitions and corporate governance.

Rohit Verma, age 47, was appointed by the Board as a Director and as Chief Executive Officer on May 15, 2020. Mr. Verma joined the Company in July 2017 as Executive Vice President, and Global Chief Operating Officer. Prior to joining the Company, Mr. Verma served as the regional executive for the southern region of Zurich North America, where he was accountable for profitable growth and market execution. During his ten-year tenure at Zurich, Mr. Verma also served in a number of executive management positions across underwriting, finance, strategy and general management. Before joining Zurich, Mr. Verma was a management consultant at McKinsey & Company where he led several engagements with cross-functional teams of strategy, finance and IT. Mr. Verma currently serves on the board of directors for Ameritas and is a member of the board of directors for the World Affairs Council as well as a member of the Industry Advisory Board at Northwestern University. He previously served on the board of Claim Genius. The Board believes that Mr. Verma’s role and knowledge in serving as the Company’s Chief Executive Officer, as well as Mr. Verma’s focus on company strategy and growth, business operations, investor relations and client relationships, with an emphasis on technology and innovation, makes him uniquely qualified to serve as a director.

D. Richard Williams, age 65, was appointed as a member of the Board in February 2016. He was the co-chief executive officer of Primerica, Inc., a publicly traded insurance and investments company, from 1999 through March of 2015. He currently serves as the non-executive chair of the board of Primerica, Inc. Mr. Williams also serves on the Board of the Charles Stark Draper Laboratory, Inc., the Atlanta Area Council of the Boy Scouts of America, and the Board of Trustees of the Woodruff Arts Center. He served on the Board of USANA Health Sciences, Inc., a publicly traded direct seller of nutritionals from March 2016 until May 2018. The Board believes Mr. Williams is qualified to serve as a director due to his extensive knowledge of corporate governance matters as well as his significant experience in finance and accounting.

Shareholder Vote
Holders of each share of Class B Common Stock may:
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vote FOR the election of the ten (10) nominees for director;

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withhold authority to vote for one or more of the nominees and vote FOR the remaining nominees; or

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withhold authority to vote for all ten (10) nominees.

Election of directors is determined by a plurality of votes. The ten (10) nominees receiving the highest number of affirmative votes will be elected as directors. Cumulative voting is not permitted. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.
The Board of Directors unanimously recommends a vote FOR each of its nominees for director.

EXECUTIVE OFFICERS
The following are the names, positions held, and ages of each of the executive officers of the Company:
Name	Office	Age
Rohit Verma	Chief Executive Officer	47
Joseph O. Blanco	President	51
W. Bruce Swain, Jr.	Executive Vice President and Chief Financial Officer	58
Larry C. Thomas	Executive Vice President and Global President — Platform Solutions	62
Pat Van Bakel	Senior Vice President and President — Loss Adjusting, North America	50
Andrew Bart	Executive Vice President and Chief Executive Officer International Operations	59
Benedict Burke	Senior Vice President and Chief Client Officer — Global Client Development	62
Dalerick M. Carden	Senior Vice President and Chief Accounting Officer	52
Michael J. Hoberman	Senior Vice President and President, TPA	61
Bonnie C. Sawdey	Senior Vice President and Chief People Officer	53
Tami E. Stevenson	Senior Vice President, General Counsel and	55
	Corporate Secretary
Mr. Verma was appointed to his present position as Chief Executive Officer on May 15, 2020. Before his current position Mr. Verma served as Executive Vice President, Global Chief Operating Officer since July 2017. Prior to joining the Company, Mr. Verma served as the regional executive for the southern region of Zurich North America, where he was accountable for profitable growth and market execution. During his ten-year tenure at Zurich, Mr. Verma also served in a number of executive management positions across underwriting, finance, strategy and general management. Before joining Zurich, Mr. Verma was a management consultant at McKinsey & Company where he led several engagements with cross-functional teams of strategy, finance and IT.
Mr. Blanco was appointed to his present position as President on May 15, 2020. Mr. Blanco previously served as Executive Vice President, General Counsel and Corporate Secretary beginning in February 2019. From March 2017 to February 2019, Mr. Blanco served as Senior Vice President and General Counsel. Prior to joining the Company on a full-time basis and from September 2016 he served as Interim General Counsel of the Company. Prior to that, and from September 2008 he was a partner at Dentons US LLP, a law firm, and served as managing partner for the Atlanta office of Dentons.
Mr. Swain was appointed to his present position as Executive Vice President and Chief Financial Officer in October 2006 and from May 2006 served as Senior Vice President and interim Chief Financial Officer of the Company. Prior to that and from January 2000 he was Senior Vice President and Controller of the Company.
Mr. Thomas was appointed to his present position as Executive Vice President, Global President — Platform Solutions effective January 1, 2021. Prior to that, Mr. Thomas served as Executive Vice President, Global President — Crawford Specialty Solutions effective January 1, 2018. Prior to that and from November 2015, he served as Executive Vice President and CEO — U.S. Services. Prior to that and from January 2015, he was Senior Vice President, CEO — U.S. Property & Casualty.
Mr. Van Bakel was appointed to his position as Senior Vice President and President of Loss Adjusting, North America in January 2021. He was previously the president of Crawford Canada, a role he held since 2013. Mr. Van Bakel joined Crawford in 1992 and has served in several leadership positions within the organization.

Mr. Bart was appointed to the role of Executive Vice President and Chief Executive Officer, International Operations effective January 1, 2022. Mr. Bart has been with the Company for 18 years. He previously served as Senior Vice President and President — Loss Adjusting International, President — Global Technical Services and prior to that was President — Asia Pacific. Before moving into Management, Mr. Bart had extensive experience as a loss adjuster handling a wide range of large and complex losses and complex claims.
Mr. Burke was appointed to the role of Senior Vice President and Chief Client Officer, Global Client Development for the Company in 2016. Throughout his tenure at the Company, Mr. Burke has held multiple roles, including Chief Executive Officer, UK & Ireland and head of Crawford Global Markets. Mr. Burke joined the Company in April 2003 as Managing Director of its UK General Insurance business having previously held the position of Chief Operating Officer, GAB Robins UK.
Mr. Carden was appointed to his present position as Senior Vice President and Chief Accounting Officer in October 2014. Prior to that and from January 2008 he was Vice President and International Controller of the Company.
Mr. Hoberman was appointed to his present position as Senior Vice President and President, TPA on January 1, 2022. From February 5, 2021 he served as President — TPA, North America. Prior to that, he served as Chief Client Officer of Broadspire from January 2016 to February 2021. Mr. Hoberman joined the Company in July 2012 and held several executive claims, business development and account management positions within the Company.
Ms. Sawdey was appointed to her present position as Senior Vice President and Chief People Officer in January 2016. From January 2014 through January 2016, she was Vice President, Human Resources of the Company. From June 2008 through January 2014, she was Vice President, Corporate Benefits of the Company.
Ms. Stevenson was appointed to her present position as Senior Vice President and General Counsel in June of 2020. Prior to her role as General Counsel, Ms. Stevenson served as deputy general counsel beginning in January of 2019. Ms. Stevenson first joined the Company as counsel for Crawford TPA: Broadspire.
CORPORATE GOVERNANCE
Director Independence
Our Corporate Governance Guidelines and the listing standards of the NYSE provide that a majority of our directors are required to be independent directors under the NYSE corporate governance listing standards, as in effect from time to time. In addition, our Corporate Governance Guidelines include certain categorical independence standards to assist the Board in determining director independence.
As required by our Corporate Governance Guidelines, the Board of Directors has reviewed and analyzed the relationships of each director nominee with the Company and its management. The purpose of the review was to determine whether any particular relationships or transactions involving directors, or any of their respective affiliates or immediate family members, were inconsistent with a determination that the director is independent for purposes of serving on the Board and any of its committees.
As a result of this review, the Board has determined, pursuant to the listing standards of the NYSE and our Corporate Governance Guidelines, that all director nominees are independent for purposes of serving on the Board of Directors, except Mr. Verma who is the Chief Executive Officer, and Mr. Blanco who is the President of the Company. In making such determination, the Board also considers any “related party transactions” entered into between the Company and the applicable director or director nominee, regardless of whether such transaction is required to be disclosed pursuant to the rules and regulations of the SEC.
Standing Committees
The Board of Directors has four standing committees: the Executive Committee; the Audit Committee; the Governance Committee; and the Compensation Committee.

The Executive Committee.   The Executive Committee currently consists of Mr. Crawford as Chair, Ms. Jarrard and Messrs. Patel, and Verma as members. Board member, Mr. Ogburn served on the Executive Committee until May 14, 2021, at which time he was replaced by Ms. Jarrard. The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held five meetings during 2021.
The Audit Committee.   The Audit Committee currently consists of Mr. Williams as Chair, and Ms. Beale, Ms. Hannusch, and Mr. Ogburn as members. Mr. Williams was appointed Chair of the Audit Committee on July 31, 2017. The Board has determined that all of the members of the Audit Committee are independent under NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Mr. Williams is an “Audit Committee Financial Expert” as defined by Item 407(d) of SEC Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board.
The Audit Committee has adopted a written charter, approved by our Board of Directors, which is available at www.crawco.com under “Governance Documents” under the “ESG” tab located on the “Investors” page. The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the internal audit function, the independent registered public accounting firm’s qualifications, independence and performance and the Company’s corporate finance matters, including its capital structure. The Audit Committee, as required by the NYSE, discusses with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management.
The Audit Committee appoints and discharges our independent registered public accounting firm, reviews with the independent registered public accounting firm the audit plan and results of the audit engagement, reviews the scope and results of our internal auditing procedures and the adequacy of our accounting controls, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and approves the independent registered public accounting firm’s audit and non-audit services and fees.
The Audit Committee also reviews and approves related party transactions in accordance with the Company’s written related party transactions policy. The Company’s related party transactions policy is designed to eliminate conflicts of interest and improper valuation issues, and applies to the Company’s directors, officers, shareholders holding 5% or more of the Company’s stock and family members or controlled affiliates of such persons. For purposes of the Company’s related party transactions policy, a “related party transaction” is a transaction between the Company and any related party, other than transactions generally available to all employees and certain de minimis transactions.
The Audit Committee held nine meetings during 2021.
The Governance Committee.   The Governance Committee currently consists of Mr. Patel as Chair, and Messrs. Crawford, and Crawford, Jr., and Ms. Hannusch as members. The Governance Committee operates under a written charter approved by the Board of Directors. Pursuant to that charter, the Governance Committee ensures that management has adopted an enterprise risk management program, and regularly reviews and discusses the program with management and exercises oversight over the compliance and ethics functions receiving regular reports from management with respect to those areas. The Governance Committee advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices, oversees risks related to our corporate governance, including Board and director performance, director succession and the Company’s Corporate Governance Guidelines and other governance documents and actively identifies, evaluates and recommends director nominees for the Board according to the guidelines stated in its charter, including reviewing candidates recommended by shareholders.

The Governance Committee believes that appropriate candidates should show evidence of leadership in their particular field, have the interest and ability to devote sufficient time to carrying out their respective duties and responsibilities and that the Board as a whole should have diversity of experience (which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, geographic origin and location and age) and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders. Pursuant to our Bylaws, except for persons who hold shares entitled to ten percent or more of the voting power of the Company, no person is eligible for nomination or re-nomination to the Board after such person has reached the age of 72. In selecting directors or director candidates, the Board generally seeks a combination of active or former senior officers of businesses, academics and entrepreneurs whose backgrounds are relevant to the Company’s mission, strategy, operations and other perceived needs.
The Governance Committee held four meetings during 2021.
The Compensation Committee.   The Compensation Committee currently consists of Mr. Ogburn as Chair and Mr. Crawford, Ms. Jarrard and Ms. Beale as members. The Board of Directors has determined that all members of the Compensation Committee are independent under the NYSE listing standards. The Compensation Committee has adopted a written charter, approved by the Board of Directors. The Compensation Committee is primarily responsible for the design and oversight of the Company’s executive compensation policies, plans and practices. The Compensation Committee formulates and approves the salary, equity compensation awards and other compensation payable to the Chief Executive Officer and, upon recommendation of the Chief Executive Officer, salaries, equity compensation awards and other compensation for all other officers of the Company.
A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its shareholders, while seeking to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees.
The Compensation Committee held six meetings in 2021.
For additional information about the Compensation Committee’s processes and its role, as well as the role of executive officers and compensation consultants in determining executive officer compensation, see “Compensation Discussion and Analysis” below.
Executive Sessions of Independent Directors
Independent directors are required to meet regularly without management participation. During 2021, there were three meetings of independent directors. Ms. Jarrard, as Non-Executive Chair of the Board, presides at these meetings.
Meetings of the Board of Directors and Board Attendance
During 2021, the Board of Directors held seven meetings and each of the current directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and any committees thereof of which such director was a member (during the period in which he or she was a director). The Company encourages all directors to attend each annual meeting. The Company also holds a full Board meeting the same day as the annual meeting to further encourage all directors to attend the annual meeting. All director nominees attended the 2021 annual meeting, which was held virtually.
Corporate Governance Guidelines, Committee Charters and Code of Business Conduct
The Company’s Corporate Governance Guidelines, board committee charters and Code of Business Conduct and Ethics are available on its website at www.crawco.com through the “Governance Documents” link under the “ESG” tab on the “Investors” page and are also available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.
Leadership Structure
The Chair of the Board presides at all meetings of the Board and the shareholders and exercises such other powers and duties as the Board may assign her. Generally, the Chair of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and executives to meet those needs. As a result, the Company believes that the decisions as to whom should serve as Chair, as President, and as Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances.
Ms. Jarrard has served as a member of the Board since July 2018 and as Non-Executive Chair of the Board since May 14, 2021. The Board currently believes that, based on the skills and current responsibilities of the various Board members and management as well as the current general economic, business and competitive environment, separation of the chair and chief executive officer roles remains appropriate, as it enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our shareholders by the Board and (iv) our overall leadership structure.
Risk Management
The Company takes a comprehensive approach to risk management and seeks to include risk management principles in all of its management processes. This comprehensive approach is reflected in the reporting processes pursuant to which management provides information to the Board to support the Board’s role in oversight, approval and decision-making.
The Board maintains oversight responsibility for the management of the Company’s risks, and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high-level goals, strategies, and policies to set the tone and direction for appropriate levels of risk taking within the business. Our Board also regularly reviews the Company’s enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place.
In addition to these reviews, our executives with responsibility for various business functions provide the Board and its committees with periodic updates regarding the Company’s strategies and objectives, and related risks. Members of management most knowledgeable of relevant issues attend and present at Board meetings to provide additional insight into items being discussed, including risk exposures. Our directors always have access to Company management and at all levels to discuss any matters of interest, including those related to risk. The Board and its committees call special meetings from time to time as appropriate to address specific issues.
The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees, as discussed above. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.
Director Compensation
The table below outlines the compensation paid to each of our non-management Directors. The competitiveness of pay elements provided to the Directors are reviewed annually by the Compensation

Committee. Market data for the review is provided by the independent compensation consultant. For 2021, the annual compensation structure for the Directors consisted of:
Element	Value
Annual Cash retainer (paid quarterly)	$50,000
Restricted share award (granted annually)	$90,000
Board meeting fees	$1,500 per meeting
Committee meeting fees	$1,500 per meeting
Audit Committee Chair (paid quarterly)	$17,000
Compensation Committee Chair (paid quarterly)	$10,000
Governance Committee Chair (paid quarterly)	$10,000
Executive Committee Chair (paid quarterly)	$10,000
Chair of the Board (paid quarterly)	$100,000
Restricted share awards granted to Directors in 2021 vested in full on December 31, 2021.
Directors who also serve as employees of the Company do not receive separate compensation for their service on the Board.
The following table provides compensation information for the year ended December 31, 2021, for each non-employee member of our Board of Directors during 2021. See “Summary Compensation Table” for information relating to Mr. Verma’s and Mr. Blanco’s compensation. Mr. Verma and Mr. Blanco did not receive any additional compensation for serving as a member of our Board of Directors.
Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Stock Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
Inga K. Beale	$77,000	$89,993	—	—	—	$166,993
Jesse C. Crawford	90,000	89,993	—	—	—	179,993
Jesse C. Crawford, Jr.	66,500	89,993	—	—	—	156,493
Lisa G. Hannusch	80,000	89,993	—	—	—	169,993
Michelle E. Jarrard	126,000	89,993	—	—	—	215,993
Charles H. Ogburn	91,000	139,170	—	—	—	230,170
Rahul Patel	84,000	89,993	—	—	—	173,993
D. Richard Williams	91,000	89,993	—	—	—	180,993

(1)
Represents the grant date fair value of awards calculated in accordance with Accounting Standards Codification Topic 718 Compensation Stock Compensation” (“ASC 718”). See Note 12 of the consolidated financial statements in Item 8 of the Company’s Annual Report regarding assumptions underlying the valuation of equity awards. The stock awards were made pursuant to the terms of the Company’s Non-Employee Director Stock Plan.

(2)
Preferential earnings from the Crawford & Company Nonqualified Deferred Compensation Plan for Eligible Employees and Eligible Directors (the “Deferred Compensation Plan”).

Stock Ownership Guidelines for Non-Employee Directors
The Compensation Committee has approved stock ownership guidelines with specified equity ownership targets for non-employee members of our Board. Non-employee Board members are required to own shares in the Company equal in value to $200,000 or 25,000 shares for 2021. All current non-employee members of the Board are in compliance with the applicable ownership targets.
Communications with our Board; Shareholder Nominees
Individuals may communicate with our Board by sending a letter to the Company’s Governance Committee, P.O. Box 921936, Norcross, Georgia 30010. Your letter will be shared with all members of our Board and may, at the discretion of the Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-employee directors should be addressed to “Chair of the Governance Committee,” Board of Directors, Crawford & Company at this same address.
Any shareholder who certifies that he or she is the continuous record owner of at least one percent (1%) of either class of common stock of the Company for at least one year prior to the submission of a candidate for director and who provides a written statement that he or she intends to continue ownership of the shares through the date of the applicable annual meeting of shareholders may submit a nomination for director for the term beginning on the date of the 2023 annual meeting of shareholders. The candidate must meet the qualifications stated in the Company’s bylaws and, assuming if Proposal No. 2 relating to the amendment of the Company’s bylaws is approved, the submission must be made to the Company’s Governance Committee at P.O. Box 921936, Norcross, Georgia 30010, no more than 120 days and no less than 90 days prior to the anniversary date of the 2022 Annual Meeting.
The Governance Committee will review all candidates submitted by shareholders for consideration as director nominees pursuant to its general practices and the guidelines stated in its charter and the Company’s Corporate Governance Guidelines before determining whether to submit any nominee to the full Board for consideration.
COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of our compensation philosophy, objectives, policies and practices is focused primarily on our executive officers and includes a detailed discussion of compensation for the following five named executive officers during the fiscal year ended December 31, 2021:
Name	Office
Rohit Verma	Chief Executive Officer
Joseph O. Blanco	President
W. Bruce Swain, Jr.	Executive Vice President and Chief Financial Officer
Larry C. Thomas	Executive Vice President and Global President Platform Solutions
Michael J. Hoberman	Senior Vice President and President, TPA
Overview
The fundamental philosophy of the Compensation Committee with respect to executive compensation is to ensure that our compensation programs will enable us to attract and retain key executives critical to our long-term success, through the establishment of a performance-oriented environment that rewards the achievement of both short- and long-term strategic management goals, with the attendant enhancement of shareholder value. This philosophy is implemented through the core principles of “pay for performance” and aligning management’s interests with our shareholders’ interests to support long-term value creation and to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. As a result, a significant portion of our executive officers’ compensation opportunity is “at-risk pay” with actual payments dependent upon Company and individual performance. The Compensation Committee regularly reviews our compensation programs to ensure continued alignment with the underlying philosophy and principles and makes adjustments as appropriate to accomplish these objectives.
For 2021, the Compensation Committee worked with its independent compensation consultant, described in more detail below, to develop and analyze comparative data on executive compensation with a goal of setting and maintaining total executive compensation at levels competitive to compensation paid to executives in similar positions within our comparator companies (described below). In determining this level, the Compensation Committee acknowledged that, as a result of the significant at-risk components of compensation described in more detail elsewhere in this discussion and analysis, actual payouts may be significantly above or below this level based on actual performance when compared to target performance.
In executing its role with respect to compensation matters, the Compensation Committee considers a variety of factors from time to time, including recommendations from senior executive officers and any compensation consultants, both described below, the recent historical and expected contributions of the individual executive officer, the Company’s historical and expected financial results and shareholder return, cumulative compensation history (to the extent that it impacts pay receivable currently and in the future), internal pay equity and the appropriate level of risk-taking, all as described below.
Among the factors taken into consideration by the Compensation Committee in setting 2021 compensation was the Company’s performance as measured by earnings per share, revenue and operating earnings. The Compensation Committee believes that earnings per share is a useful metric in determining certain components of executive compensation because of the strong correlation with the creation of value for shareholders. The Compensation Committee believes that revenue is a useful metric in determining certain components of executive compensation because of the Company’s focus on growth and an increase in revenue is a strong measure of growth. Operating earnings is the primary financial performance measure used by the Company’s senior management to evaluate financial performance and make resource allocation decisions and so the Compensation Committee believes it is a useful metric for purposes of setting components of executive compensation. The table below shows actual Company-wide revenue, earnings per share and operating earnings in 2021 which were the basis for the incentive compensation metrics.
2021
Revenue (millions)	$1,079.4(1)
Operating earnings (millions)	$62.0(1)
Earnings Per Share	$0.57

(1)
Adjusted for foreign exchange impact.

Crawford’s Resilience and Workforce Support
We believe our ability to deliver on our purpose: “Restoring and Enhancing Lives, Businesses and Communities” is directly linked to the well-being of our workforce. As such, we provide a variety of comprehensive benefit programs that are designed to support the physical, mental, and financial well-being of our employees. The ongoing global COVID-19 pandemic continues to provide opportunities to demonstrate our commitment to the health and safety of our workforce. In 2021, we contracted with Headspace to provide all global employees with access to the Headspace App, at no cost, to encourage them to focus on self-care and build resilience through mindfulness, regular exercise, and good sleep habits. Our global incident response team continuously monitors internal COVID cases and exposures, local COVID case counts, hospital admission and mortality rates to aid our operational decision making, which is focused on customers while keeping the health & safety of our employees as our top priority. 80% of our non-essential workforce continues to work-from-home. The Company procures PPE for those employees deemed “essential workers” and adjusts safety protocols for field employees as needed to protect themselves, our clients, and the communities where we perform work and we delivered regular health and safety updates to our global workforce. Additionally, we provided vaccination education materials to employees and encourage employees to get vaccinations to help them protect themselves, their family members, and our communities. Our sick leave policies ensure employees who became ill, self-isolate or need to quarantine continue to receive pay. We modified paid-leave policies to allow employees time off to receive COVID vaccinations and boosters and to recover from any side effects. We continue to actively monitor the pandemic and remain committed to providing a positive, purposeful working experience for our employees that is reflective of our purpose and values.
As the pandemic entered its second year, employee engagement became an essential people strategy to combat workforce exhaustion and exodus. We increased employee communication at all levels and across all geographies, the benefits of which were reflected in favorable overall results in the 2021 Employee Pulse survey. The survey had an 82% response rate (7,104 employees), clearly demonstrating our employees’ desire to voice their views. We introduced new questions on three vitally important areas — inclusion and diversity, growth mindset and empowerment. These three cultural enablers are critical to our collective success and employee sentiment allowed us to understand the current state and define future goals for augmenting the overall employment experience. The survey showed that 93% of respondents trust Crawford’s leadership to respond effectively to the COVID crisis; 86% respondents believe that their managers are invested in their well-being and 86% have the tools/resources to productively work from home.
Our focused and frequent support as we entered the second year of the pandemic also received a favorable employee response in the survey. Employee town halls, regular email updates on Employee Health and Safety and frequent manager check-ins contributed to growing employee sentiment on this category which increased by 5% since the last survey. Moreover, employees’ trust in their direct manager’s sincere interest in their well-being saw the most favorable leap of 16% since the last survey in 2020. Managers are connecting consciously, pivoting processes/goals and showing empathy to drive engagement. Finally, 86% of employees believe that they have the much-needed tools, resources and support to work productively from home. A distinct sense of employee confidence, optimism and trust in Crawford’s strategy, leadership and management is a testament to our relentless focus on employee wellbeing, safety, and engagement.
Elements of Compensation
In the Compensation Committee’s compensation philosophy, there are generally three key elements used in the Company’s executive compensation program: (1) base salary, (2) an annual cash incentive opportunity and (3) equity incentive awards, including a long-term performance-based equity incentive opportunity. In addition, from time to time when circumstances merit an award, the Compensation Committee may make discretionary cash or equity bonus awards.
	Base Salary	Annual Cash Incentive	Equity Incentives
Form of compensation	Cash	Cash	Equity
Type	N/A	Annual Cash Incentive	Time-Vested Restricted Stock Performance Share Units
Purpose	Pay for individual job performance and merit	Incentivize achievement of annual financial and operating goals	Reward creation of shareholder value over a long-term period
Performance Measures	N/A	Revenue Operating Earnings	Earnings Per Share
Both annual and long-term incentive opportunities are considered at-risk pay. Discretionary bonus awards, if any, may be in the form of cash or equity, and may be granted with or without performance or time-based vesting requirements.
In addition to base salary, annual cash incentives and equity incentives, we typically provide certain other compensation and benefits, such as participation in the Company’s health and welfare or retirement benefit plans generally available to employees, and limited perquisites that we believe are necessary or appropriate in the marketplace to allow us to attract and retain executive talent, but that we do not expect to comprise a material portion of compensation in a year. In addition, our senior executive officers are provided with enhanced life and disability insurance to further support the retention elements of our program.
The Compensation Committee generally does not, and in 2021 did not, follow a precise formula for allocating between these key elements of compensation or in considering whether to grant any discretionary bonus awards, or the type thereof to our executive officers. Each element of compensation generally operates independently of any other and is designed to motivate towards, and reward, a different component of behaviors and results. As a result, except in limited circumstances, the Compensation Committee does not believe that it is appropriate for payment (or lack thereof) of one element in any period to impact payment of any other elements.
The Compensation Committee, however, does review information that compares each element of compensation, both separately and in the aggregate, to amounts paid by comparator companies for executives in similar roles, and believes it appropriate to target each element of compensation near the median, or midpoint, of compensation paid by such companies.
Role of the Compensation Committee and Administration of Compensation
The role of the Compensation Committee, among its other responsibilities, is to:
•
annually review the Company’s goals and objectives relative to CEO and other executive officer compensation, including, as the Compensation Committee deems appropriate, consideration of the Company’s performance and relative shareholder return, the value and construct of compensation packages for comparable positions at comparable companies and the cash, equity and other compensation paid to the Company’s executive officers in past years;

•
annually review, evaluate and update, as appropriate, the components of the Company’s executive compensation programs in view of those goals and objectives, and set compensation levels for the Company’s executive officers;

•
annually evaluate the CEO’s and the other executives’ performance in light of established goals and objectives, and approve compensation to be paid with respect to such performance, including certifying the degree of achievement of performance goals under the terms of performance-based compensation programs;

•
review and make recommendations to the Board of Directors regarding the approval and adoption of, and any amendments to, the Company’s compensation plans for executives, including incentive compensation plans and equity-based plans; and

•
in light of the foregoing, consider and, when appropriate, grant cash bonuses, stock options, performance share units, restricted stock and other discretionary awards under the Company’s cash and equity incentive compensation plans.

As noted above, the Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company executives, including our named executive officers.
Role of Certain Senior Executive Officers in Executive Compensation Matters
Although the Compensation Committee makes the final decisions regarding executive compensation, our executive officers also play a role with respect to the setting and determination of the annual cash portion of executive compensation, including base salary and any annual cash incentive compensation opportunities. Certain of the Company’s senior executive officers make recommendations to our Compensation Committee with respect to the setting of performance goals for executive officers (other than themselves) under our incentive compensation plans and the assessment of the individual performance of other executive officers who are direct reports to such officers. As a result of regular interaction, the Compensation Committee believes these senior executive officers are best able to provide appropriate personal insight as to the performance of their direct reports as well as overall performance trends of executives of the Company. Our Compensation Committee relies, in part, on this information in connection with its overall assessment as to the adequacy and appropriateness of executive compensation as well as the compensation programs of the Company as a whole. Our Compensation Committee has the discretion to consider any such recommendations when determining overall executive compensation.
Compensation Consultants
The Compensation Committee’s charter provides for the Compensation Committee to retain and terminate, in its sole discretion, any compensation consultant which assists in the evaluation of director,

CEO or other executive compensation. The Compensation Committee has the sole authority to select such consultant and to approve the consultant’s fees and other retention terms. In 2021, the Compensation Committee engaged Pay Governance LLC to advise it on executive, board of directors and general compensation matters for the Company, including reviewing the peer group, review of share ownership guidelines for executives and directors and evaluating the appropriate incentive plan changes in light of the pandemic. In connection with such advice, Pay Governance LLC provided competitive market intelligence regarding executive officer and director compensation levels in the market, conducted an independent risk assessment of our executive compensation programs and an update on trends and developments in executive compensation. Pay Governance LLC does not have a relationship with, nor did it provide any services to, the Company other than the engagement by the Compensation Committee and, taking into account the six compensation consultant independence factors adopted by the SEC to guide companies in determining the independence of compensation consultants, the Compensation Committee concluded that the work of Pay Governance LLC did not raise any conflicts of interest that are required to be disclosed and provides the Compensation Committee with objective and independent compensation advisory services.
Benchmarking
For purposes of benchmarking 2021 compensation levels and target opportunities, compensation of the Company’s executive officers was benchmarked against target compensation for similar positions at a selected comparator group of the Company. As noted above, the Compensation Committee targets each element of compensation in a reasonable range around the median, or midpoint, of compensation paid by such peer companies. Due to the limited number of direct competitors of the Company that are both publicly traded and in a similar line of business, the Compensation Committee worked with Pay Governance LLC in 2020 to develop a customized benchmarking approach. In 2021, the Compensation Committee continued to use that multi-pronged approach to fully inform the Compensation Committee’s perspective. Where available, three data points were used across the following three categories:
1.
Customized Business Services Industry Comparator Group;

2.
General Industry Survey Data (Size-Adjusted using revenue regression to approximate Company’s annual revenues); and

3.
Insurance Industry Comparartor Group (Companies with market cap between three-quarters to four times).

The customized Business Services Industry comparator group was updated in 2021 using the following set of criteria: companies located in U.S., U.K. or Canada in similar industries and generally with a focus on business process outsourcing, including insurance, research and consulting, law and accounting firms, data processing, outsourced services, human resources and employment services and health care services; annual revenue generally between one-half to one-and-one-half times the Company’s annual revenue; market capitalization generally between three-quarters to four times the Company’s market capitalization; and a specified ratio of revenue to market capitalization.
The customized Business Services Industry group for 2021 was as follows:
Barrett Business Services Inc.
CBIZ, Inc.
CorVel Corporation
Cross Country Healthcare, Inc.
CSG Systems International, Inc.
Exela Technologies, Inc.
Kforce Inc.
Resources Connection
Robert Walters plc
SThree plc
Sykes Enterprises, Incorporated
The Business Services Industry group was updated in 2021 to add Cross Country Healthcare, Inc. and remove R1 RCM Inc. and TTEC Holdings, Inc.

Compensation and Risk Management
The Compensation Committee regularly evaluates whether our executive compensation philosophy, executed through the principles of pay for performance and aligning management and shareholder interests, encourages excessive or unnecessary risk-taking. The Compensation Committee believes that our executive compensation philosophy does not encourage excessive or unnecessary risk-taking. By dividing our executives’ compensation into base salary, annual cash incentive compensation and long-term equity incentive compensation, the Compensation Committee believes it appropriately weighs the performance-based compensation our executives may earn between short-term and long-term goals. Additionally, both short-term and long-term incentive compensation award opportunities are capped at a set percentage of an executive’s applicable target award, affording protection against disproportionately large incentives. Our long-term equity compensation is paid in the form of opportunities to earn shares of the Company’s Class A Common Stock, and the Compensation Committee may provide that such awards are both earned and vested over time. We believe performance goals coupled with time-based vesting for equity awards further encourages our executives’ sustained focus on the long-term performance of the Company. Further, the adoption of best practice risk mitigating policies like stock ownership guidelines, prohibition on hedging and pledging shares and a clawback policy further moderate potential risks in the incentive plans. In 2021, Pay Governance LLC conducted an independent assessment of potential risks within the Company’s executive incentive plans. After reviewing these results, the Committee concluded that the plans were not likely to motivate inappropriate risk taking and the plans struck the appropriate balance between motivating performance and mitigating risk.
Stock Ownership Guidelines
The Compensation Committee believes long-term incentives, when coupled with our executive stock ownership guidelines, promote appropriate alignment of our executives’ interests with those of the Company’s shareholders.
In May of 2021, the Committee approved changes to the stock ownership guidelines for executives which both increased the requirement for certain executives and adopted an alternative share-denominated guideline to measure ownership. The following table reflects the guidelines:
Executive Level	Multiple of Base Salary		Number of Shares
CEO	3.0x	or	300,000
President	2.5x	or	200,000
Executive Vice Presidents	2.0x	or	120,000
Senior Vice Presidents	1.0x	or	45,000
Until the ownership guideline is achieved, the executive is expected to retain at least 75% of the stock received upon exercise of an option or vesting of time-based restricted stock units or performance shares, after payment of exercise price and withholding and payroll taxes. Executives who do not comply with these guidelines will not be permitted to sell or dispose of the Company stock until they reach the required ownership target.
Mr. Verma had achieved his targeted ownership level as Chief Operating Officer and has until May 31, 2024, to achieve his new target ownership level. Mr. Hoberman has until February 5, 2024 to achieve his new target ownership. Our named executive officers comply with the stock ownership guidelines.
Hedging and Pledging Policies
The Company has established a policy broadly prohibiting our employees and directors from engaging in any speculative, short-term, or hedging activities (or activities that are designed to hedge) with respect to securities of the Company (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), without exceptions. In addition, members of the Board of Directors and officers may not engage in pledging Company securities as collateral to secure debt or engage in transactions where the Company’s securities are held in a margin account.

Clawback Policy
The Company’s clawback and recoupment policy covers any current or former officer of the Company subject to Section 16 of the Exchange Act. The policy requires covered officers to forfeit, and repay to the Company the portion of the officer’s incentive compensation received within the three years preceding an accounting restatement that exceeds the amount that would have been payable based on the restated financial results. In 2018, the Company’s clawback and recoupment policy was expanded to allow the Compensation Committee to direct the recovery of incentive compensation from certain individual officers if such officer engaged in fraud, theft, misappropriation, embezzlement, or dishonesty to the material detriment of the Company’s financial results as filed with the SEC irrespective of whether or not the activity resulted in an accounting restatement.
Components of Compensation
Base Salary
For certain executive officers, including the named executive officers, the Company believes that it is appropriate to enter into written employment agreements with such persons. These agreements typically provide for, among other things, a minimum base salary, which was determined based on negotiations with the applicable person and the Compensation Committee’s overall compensation philosophy discussed above, at the time of hire or the entry into such agreement, as applicable. For additional information on our employment agreements with our named executive officers, see “Employment and Change in Control Arrangements” below.
The Compensation Committee typically re-evaluates the base salary of the CEO on an annual basis. In connection with this evaluation, the Compensation Committee performs an assessment of personal performance during the preceding year, historical and expected contributions to the Company. For both establishing and re-evaluating the base salary of the CEO, the Compensation Committee, with the assistance of its independent compensation consultant, also evaluates overall market conditions, both within the Company’s comparator group and otherwise, including competitive market data to see how the CEO’s pay level compares to that of comparable positions at other companies. The Compensation Committee increased Mr. Verma’s base salary from $550,000 to $675,000 in May 2020 when he was appointed to his new role, with a subsequent raise to $716,250 (6.1%), effective January 1, 2021.
Based on a variety of data (including published national surveys, recent and anticipated Company performance, discussions with the Compensation Committee, and other relevant information), the CEO annually considers and recommends to the Compensation Committee any increases in the base salaries of our other named executive officers for the next fiscal year. The Compensation Committee agreed to increase the base salary for Joseph Blanco from $422,300 when serving as EVP, General Counsel and Corporate Secretary, to $550,000 in May 2020 upon his promotion to President, with a subsequent raise to $575,000 (4.5%), effective January 1, 2021. Additionally, the Compensation Committee agreed to increase the base salary for Larry Thomas from $463,500 to $474,500 (2.4%), effective January 1, 2021, and agreed to increase the base salary for Michael Hoberman from $278,000 when serving as SVP, Chief Client Officer TPA to $330,000 (18.7%), upon his promotion to President, North America TPA effective January 1, 2021.
Annual Cash Incentive Opportunity
Annual cash incentive award opportunities are intended to align our annual performance and results with the compensation paid to the persons who are most responsible for such performance, and to motivate and reward achievement of operational and strategic business goals. For 2021, the Compensation Committee approved award opportunities for our executive officers, including our named executive officers. These awards were granted under the Company’s short-term incentive plan (“STIP”), a component of the Crawford & Company 2016 Management Team Incentive Compensation Plan (the “Management Team Incentive Compensation Plan”). Under the STIP, each participating executive officer is provided advance goals that can, from year to year, include corporate, segment and individual targets, weighted appropriately for the executive’s position in the Company. Award payout eligibility generally requires, among other things, continued employment through the date of the actual payout. Due to the Company’s significant international operations and the fact that it reports its consolidated financial results in U.S. dollars, annual performance metrics are adjusted to eliminate the impact of any movements in exchange rates so that individuals do not benefit from or are not negatively impacted by the movement in exchange rates. Accordingly, the actual results disclosed in this discussion may not be consistent with our published results. Final payments pursuant to the STIP are at the discretion of the Compensation Committee.
For each of the named executive officers, the Compensation Committee established threshold, target and maximum award opportunity levels (as a percentage of 2021 annual base salary) for purposes of the STIP after taking into account market-competitive factors and any contractually mandated payout levels contained in applicable employment agreements. The STIP award opportunities (set out as a percentage of each named executive officer’s 2021 annual base salary) were as set out below:
	Threshold Award Opportunity (as a percentage of base salary)	Target Award Opportunity (as a percentage of base salary)	Maximum Award Opportunity (as a percentage of base salary)
Mr. Verma	25.5	85.0	170.0
Mr. Blanco	19.5	65.0	130.0
Mr. Swain	17.3	57.5	115.0
Mr. Hoberman	15.0	50.0	100.0
Mr. Thomas	17.3	57.5	115.0
For 2021, the Compensation Committee selected performance under the following metrics as the basis for award opportunities, as these metrics are used by management to evaluate and analyze results and the impact on the Company of strategic decision making, and which the Compensation Committee considers as important to the Company and representative of the Company’s success in achieving operational and financial improvements:
Metric	Weight
Revenue	50%
Operating Earnings	50%
These metrics were measured at and applied on a Company-wide basis. For all of the named executive officers, 100% of their award opportunities were allocated to the achievement of these metrics, based on overall Company performance.
Given the Company’s focus on growth, revenue is one of the primary metrics measured for determining the Company’s success in achieving operational and financial objectives under the 2021 plan. Operating earnings is the other primary financial performance measure used by the Company’s senior management to evaluate the financial performance of the Company and make resource allocation decisions. The Compensation Committee considers revenue and operating earnings as appropriate metrics for determining payouts under the STIP instead of net income computed in accordance with generally accepted accounting principles in the United States (“GAAP”), believing operating earnings to be a more accurate performance measure given that operating earnings represent earnings before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill and intangible asset impairment charges, restructuring and special charges, gain and/or loss on disposition of business line, income taxes, and net income or loss attributable to non-controlling interests.
STIP awards were deemed earned for a relevant metric only if actual performance exceeded the specified threshold level. If actual performance did not exceed the threshold level of any metric, no payout was made under that metric. If actual performance equaled target levels, participating executive officers were entitled to 100% of the target STIP award applicable to that metric. If actual performance for one or more metrics was between threshold and target levels, or target and maximum levels, the participating executive officers were entitled to a ratable portion of the STIP award based upon linear formulas.
With respect to the total company revenue portion of the award, the maximum performance goal was exceeded, which resulted in funding of 200% or $10,741,521 for 633 STIP participants. With respect to the operating earnings portion of the award, although the threshold performance goal was not achieved, the Compensation Committee, in its discretion, approved a partial award, resulting in funding of 8.5% or $531,000.
Goals for each relevant financial metric under the STIP were determined based on, and set at target levels as contained in, the Company’s 2021 internal operating plan. Threshold and maximum goals were set at the percentages of the target level. The following table sets forth the 2021 threshold and maximum goals for each relevant financial metric under the STIP:
	Threshold Goal (as a percentage of target)	Maximum Goal (as a percentage of target)
Revenue	95%	105%
Operating Earnings	90%	140%
The following tables set forth the applicable threshold, target and maximum performance goals, and actual performance, for the corporate-wide metrics in 2021.
Corporate	Threshold	Target	Maximum	Actual
Revenue	$960,000	$1,011,000	$1,061,000	$1,079,357(1)
Operating Earnings	$65,100	$72-80,000	$101,000	$62,036(1)

(1)
Adjusted for foreign exchange impact.

Based on this 2021 performance, the actual STIP payouts approved by the Compensation Committee for Messrs. Verma, Blanco, Swain, Thomas and Hoberman are set forth below.
	Actual Award (in dollars)	Actual Award (as a percentage of salary)	Actual Award (as a percentage of target)
Mr. Verma	$638,675	89.2%	104.9%
Mr. Blanco	392,082	68.2%	104.9%
Mr. Swain	276,026	60.3%	104.9%
Mr. Hoberman	173,093	52.5%	104.9%
Mr. Thomas	286,220	60.3%	104.9%
Long-Term Incentive Opportunity for 2021
The Compensation Committee designed the Company’s long-term incentive compensation program with a goal of incentivizing management towards creating long-term shareholder value. For 2021, long-term incentive plan (“LTIP”) award opportunities were granted to Messrs. Verma, Blanco Swain, Hoberman and Thomas under the terms of the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Omnibus Stock Plan”), and, if earned, were payable in shares of the Company’s Class A Common Stock or cash, if so elected by the executive. Final payments pursuant to LTIP awards are at the discretion of the Compensation Committee.
The 2021 LTIP awards were based on a target award value, 50% of which were granted as performance share units conditioned on Company performance, described below (the “Performance Award”), and 50% of which were granted as time vested restricted stock units which vest based on the continued employment of the executive (the “Time Vested Award”). The target value and breakout by award vehicle for each named executive officer are set forth below.
	Target Value ($)	Performance Share Units 50%	Time Vest Shares 50%
Mr. Verma	$950,000	$475,000	$475,000
Mr. Blanco	750,000	375,000	375,000
Mr. Swain	500,000	250,000	250,000
Mr. Hoberman	350,000	175,000	175,000
Mr. Thomas	500,000	250,000	250,000
The Time Vested Awards vest ratably over a three-year period. The Performance Awards are earned based on 2021-2023 cumulative adjusted earnings per share targets. The Compensation Committee selected adjusted earnings per share as the financial metric for determining payouts under the Performance Awards due to its correlation with the creation of value for shareholders. If the Company’s 2021-2023 cumulative adjusted earnings per share is at least $2.05, 30% of the award of performance share units will be earned. If the Company’s 2021-2023 cumulative adjusted earnings per share is at least $2.30, up to $2.40, the “target” level, 100% of the award of performance share units will be earned. If the Company’s 2021-2023 cumulative adjusted earnings per share is $2.55 or greater, 200% of the award of performance share units will be earned. The percentage of performance share units earned will be adjusted ratably for cumulative adjusted earnings per share between $2.40 and $2.55 and $2.05 and $2.30. None of these performance share units will be earned if cumulative adjusted earnings per share are less than $2.05.
Shares Earned from the 2019 to 2021 terminated PSUs granted in September 2020
The PSUs granted in 2019 vested at the maximum level on December 31, 2021 as a result of sustaining total shareholder return of greater than 25% from the measurement date for a consecutive 20-day period using the volume weighted average price over the period. NEOs earned the following number of shares from this award.
Name	2019-2021 Performance Vesting
Verma, Rohit R.	38,658
Blanco, Joseph O.	25,772
Swain, William B.	25,772
Thomas, Larry C.	25,772
Hoberman, Michael J.	0
Other Elements of Compensation
Based on market competitive practices and internal factors, the Compensation Committee believes that it is appropriate that our executive officers be eligible to participate in other compensation plans offered to our employees. Mr. Swain and Mr. Thomas participate in a noncontributory qualified retirement plan that was frozen as of December 31, 2002. All named executive officers are also eligible to participate in a qualified 401(k) plan (the “401(k) Plan”) and a nonqualified supplemental executive retirement plan. Our executive officers are also offered the opportunity to participate in a similar nonqualified deferred compensation plan. Benefits under the qualified and nonqualified retirement plans are not directly tied to Company performance. The Company also provides life insurance benefits, disability insurance benefits, and automobile allowances for certain of our executives, including the named executive officers, as noted in the Summary Compensation Table, below. Certain of our named executive officers are also party to employment arrangements that provide severance and change-in-control protection.
Tax and Accounting Considerations; Deductibility of Executive Compensation
In evaluating compensation program alternatives, the Compensation Committee has considered the potential impact on our company of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to their chief executive officers and certain other named executive officers (“Covered Employees”). An exemption from the $1 million deduction limit for performance-based compensation was generally repealed by the Tax Cuts and Jobs Act in 2017. While the previously available exemption is generally no longer available, in making its compensation decisions for our Covered Employees, the Compensation Committee endeavors to focus on performance-based components of executive compensation, while retaining maximum flexibility in designing compensation programs that are in the best interests of our company and our shareholders, even if that approach may result in payments which are not deductible under Section 162(m).

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
Summary Compensation Table
The following tables provide information concerning compensation paid to, or accrued by the Company for, our named executive officers at December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
R. Verma Chief Executive Officer	2021	$715,615	—	$887,514	—	$638,675	$17,881	$228,054	$2,487,739
	2020	626,923	—	837,727	$169,864	158,272	16,692	37,415	1,846,893
	2019	550,000	—	599,984	149,999	107,250	8,170	26,845	1,442,248
J. O. Blanco President	2021	$575,144	—	$700,680	—	$392,082	$1,989	$30,756	$1,700,651
	2020	500,885	—	747,232	$150,006	97,036	1,135	25,572	1,521,866
	2019	422,300	—	399,989	99,999	63,345	3,860	21,158	1,010,651
W.B. Swain Executive Vice President, Chief Financial Officer	2021	$457,600	—	$467,109	—	$276,026	$10,045	$36,463	$1,247,243
	2020	457,600	—	489,843	$99,873	86,105	61,374	31,947	1,226,742
	2019	457,600	—	399,989	99,999	78,936	66,944	29,073	1,132,541
M. J. Hoberman Senior Vice President; President – TPA	2021	$324,000	—	$390,105(5)	—	$173,093	$984	$392,039	$1,280,221
	2020	278,000	—	175,624(5)	—	36,390	—	531,618	1,021,632
	2019	278,000	$33,507	125,000	—	30,392	—	385,370	852,269
L.C. Thomas Executive Vice President; Global President – Platform Solutions	2021	$474,258	—	$467,109	—	$286,220	$(26,687)	$35,808	$1,236,708
	2020	463,500	—	489,843	$99,873	87,215	50,745	68,388	1,259,564
	2019	463,500	—	399,989	99,999	79,954	90,673	46,839	1,180,954

(1)
The values of equity-based awards in this column represent the grant date fair value of the awards in accordance with ASC 718. However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. See Note 11 of the consolidated financial statements in Item 8 of the Company’s Annual Report regarding assumptions underlying the valuation of equity awards. The amounts disclosed here include payout, at Target performance, for our Performance Share Units. See the Grants of Plan-Based Awards table for the range of potential payouts under the Performance Share Units.

(2)
See the section “Compensation Discussion and Analysis” for a discussion of how these amounts were calculated.

(3)
Represents the following amounts for 2021: (i) Mr. Swain: $18,436 preferential earnings from the Deferred Compensation Plan and ($8,391) actuarial decrease in pension value; (ii), Mr. Verma, Mr. Blanco, and Mr. Hoberman: $17,881, $1,989, and $984 respectively, preferential earnings from the Deferred Compensation Plan; and (iii) Mr. Thomas: $15,056 preferential earnings from the Deferred Compensation Plan and ($41,743) actuarial decrease in pension value.

(4)
Represents the following amounts for 2021: (i) Mr. Verma, $187,382 in moving expenses, a $13,327 Company contribution to the Deferred Compensation Plan; a $8,550 Company contribution to the 401(k) Plan; $5,146 in premium payments on term life insurance; and $13,649 on a company car; (ii) Mr. Blanco: $10,889 Company contribution to the Deferred Compensation Plan; a $8,550 Company contribution to the 401(k) Plan; $3,861 in premium payments on term life insurance; and $7,456 on a company car; (iii) Mr. Swain: a $5,872 Company contribution to the Deferred Compensation Plan; a $8,550 Company contribution to the 401(k) Plan; $5,569 in premium payments on term life insurance;

$5,406 gift card and $11,066 on a company car (iv) Mr. Hoberman: $360,559 for sales commission, a $16,210 Company contribution to the Deferred Compensation Plan; a $8,550 Company contribution to the 401(k) Plan; $1,828 in premium payments on term life insurance; and $4,892 on a company car; (v) Mr. Thomas: a $7,248 Company contribution to the Deferred Compensation Plan; a $8,550 Company contribution to the 401(k) Plan; $7,444 in premium payments on term life insurance; and $12,566 on a company car.
(5)
As permitted under the 2016 Omnibus Stock and Incentive Plan and corresponding Award Agreement, Mr. Hoberman elected to receive all the earned and vested stock units settled in the form of a single lump sum cash payment.

Grants of Plan-Based Awards
The Company maintains the Omnibus Stock Plan under which awards of performance share units, restricted stock or stock options may be granted to specified employees of the Company. The Omnibus Stock Plan was adopted at the Company’s 2016 annual meeting of shareholders, and, effective May 11, 2016, replaced the Crawford & Company Executive Stock Bonus Plan (the “Stock Bonus Plan”) for purposes of awards granted following that meeting. Non-equity incentive plan cash awards are paid pursuant to the Company’s STIP. The following table sets forth certain information with respect to awards granted during or for the fiscal year ended December 31, 2021, to each of our named executive officers. All equity awards are payable in shares of Class A Common Stock.
		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name and Position	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Verma(1)	2/11/2021	0	$608,813	$1,217,625	16,156	53,854	107,708	53,854	—	—	887,514
J. O. Blanco(1)	2/11/2021	0	373,750	747,500	12,755	42,517	85,034	42,517	—	—	700,680
W. B. Swain(1)	2/11/2021	0	263,120	526,240	8,503	28,344	56,688	28,344	—	—	467,109
M. J. Hoberman(1)	2/11/2021	0	165,000	330,000	5,952	19,841	39,682	19,841	—	—	326,980
L. C. Thomas(1)	2/11/2021	0	272,838	545,675	8,503	28,344	56,688	28,344	—	—	467,109

(1)
Amounts represent the potential payout of awards granted under the STIP. These awards were granted subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis Annual Cash Incentive Opportunity.” Actual amounts paid under the STIP to the named executive officers are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)
Represents the potential number of performance share units payable under the LTIP. These awards are subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis Long-Term Incentive Opportunity.”

(3)
The grant date fair value of awards granted under the LTIP to the named executive officers was determined as reported in the Summary Compensation Table under the “Stock Awards” column.

Outstanding Equity Awards at December 31, 2021
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2021 of each of our named executive officers. All equity awards are payable in shares of Class A Common Stock.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Verma	39,611(1)	—	—	$8.60	2/07/2028	—	—	—	—
	38,491(1)	19,829(1)	—	9.70	2/11/2029	—	—	—	—
	20,948(2)	42,531(2)	—	9.01	2/10/2030	—	—	—	—
	4,412(3)	8,957(3)	—	5.58	5/14/2030	—	—	—	—
	—	—	—	—	—	—	—	50,581(4)	$378,852
	—	—	—	—	—	—	—	8,490(5)	63,590
	—	—	—	—	—	—	—	1,828(5)	13,692
	—	—	—	—	—	—	—	53,854(6)	403,366
	—	—	—	—	—	—	—	36,083(7)	270,262
J. O. Blanco	22,222	—	—	$7.90	5/09/2027	—	—	—	—
	21,606	—	—	8.60	2/07/2028	—	—	—	—
	25,661(1)	13,219(1)	—	9.70	2/11/2029	—	—	—	—
	13,965(2)	28,354(2)	—	9.01	2/10/2030	—	—	—	—
	11,029(3)	22,393(3)	—	5.58	5/14/2030	—	—	—	—
	—	—	—	—	—	—	—	50,147(4)	$375,601
	—	—	—	—	—	—	—	5,660(5)	42,393
	—	—	—	—	—	—	—	4,569(5)	34,222
	—	—	—	—	—	—	—	42,517(6)	318,452
	—	—	—	—	—	—	—	28,487(7)	213,368
W. B. Swain	35,919	—	—	$9.22	2/08/2027	—	—	—	—
	36,010	—	—	8.60	2/07/2028	—	—	—	—
	25,661(1)	13,219(1)	—	9.70	2/11/2029	—	—	—	—
	13,965(2)	28,354(2)	—	9.01	2/10/2030	—	—	—	—
	—	—	—	—	—	—	—	27,746(4)	$207,818
	—	—	—	—	—	—	—	5,661(5)	42,401
	—	—	—	—	—	—	—	28,344(6)	212,297
	—	—	—	—	—	—	—	18,991(7)	142,243
M. J. Hoberman	—	—	—	—	—	—	—	8,753(4)	$65,560
	—	—	—	—	—	—	—	19,841(6)	148,609
	—	—	—	—	—	—	—	13,294(7)	99,572
	—	—	—	—	—	—	—	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
L. C. Thomas	14,500	—	—	$5.08	3/27/2023	—	—	—	—
	35,919	—	—	9.22	2/08/2027	—	—	—	—
	36,010	—	—	8.60	2/07/2028	—	—	—	—
	25,661(1)	13,219(1)	—	9.70	2/11/2029	—	—	—	—
	13,965(2)	28,354(2)	—	9.01	2/10/2030	—	—	—	—
	—	—	—	—	—	—	—	27,746(4)	$207,818
	—	—	—	—	—	—	—	5,661(5)	42,401
	—	—	—	—	—	—	—	28,344(6)	212,297
	—	—	—	—	—	—	—	18,991(7)	142,243

(1)
Shares vested 33.33% on February 11, 2020 and February 11, 2021 and vest 33.34% on February 11, 2022.

(2)
Shares vested 33.33% on February 10, 2021 and vest 33.33% on February 10, 2022 and vest 33.34% on February 10, 2023.

(3)
Shares vested 33.33% on May 14, 2021 and vest 33.33% on May 14, 2022 and 33.34% on May 14, 2023.

(4)
Shares vest 100% on December 31, 2022.

(5)
Shares vested 33% on December 31, 2020 and December 31, 2021 and vest 34% on December 31, 2022.

(6)
Shares vest 100% on December 31, 2023.

(7)
Shares vested 33% on December 31, 2021 and vest 33% on December 31, 2022 and 34% on December 31, 2023.

Option Exercises and Stock Vested
The following table provides information concerning stock awards vested during the most recent fiscal year with respect to the named executive officers. All such awards were exercised for shares of Class A Common Stock.
Name	Option Awards Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Verma	—	—	74,330	$556,732
J. O. Blanco	—	—	54,990	411,875
W. B. Swain	—	—	45,877	343,619
H. J. Hoberman	—	—	6,547	49,037
L. C. Thomas	—	—	45,877	343,619
Pension Benefits at December 31, 2020
The Company maintains a non-contributory retirement plan, the Crawford & Company Retirement Plan (the “Retirement Plan”), for the benefit of substantially all of the U.S. employees of the Company who were employed on or before December 31, 2002. The Retirement Plan provides for annual retirement benefits at a normal retirement age of 65 (the “Normal Retirement Age”) equal to 2% of the participant’s total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Of our named executive officers, Messrs. Swain and Thomas participate in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. Prior to 2017, in place of the accruals under the now frozen Retirement Plan, the Company at times made a discretionary contribution to the 401(k) Plan for eligible employees based on years of service, compensation and the Company’s financial results. This discretionary contribution was discontinued in 2017 following the last contribution made for the 2016 fiscal year. The following table provides information concerning the pension benefits as of December 31, 2021 with respect to the named executive officers.
Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
R. Verma	—	—	—	—
J. O. Blanco	—	—	—	—
W. B. Swain	Crawford & Company Retirement Plan	10	$348,136	—
M. J. Hoberman	—	—	—	—
L. C. Thomas	Crawford & Company Retirement Plan	18	677,695	—
Nonqualified Deferred Compensation
The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide benefits that would otherwise be payable under the Retirement Plan and/or 401(k) Plan but for limitations placed on covered compensation and benefits thereunder pursuant to the Internal Revenue Code. The SERP currently allows the Company, if it elects to make a discretionary contribution to the 401(k) Plan for eligible employees, to also make an additional SERP matching contribution to the SERP for participants in the SERP. The Company may also make contributions to the Deferred Compensation Plan to make up for benefits not provided under the 401(k) Plan because of limitations on individual contributions to the 401(k) Plan. The following table provides information concerning the nonqualified deferred compensation with respect to the named executive officers.
Name	Executive Contributions in Last FY ($)(1)	Company’s Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
R. Verma	$21,450	$12,907	$17,882	—	$646,846
J.O. Blanco	$24,259	$7,902	$1,989	—	$70,768
W.B. Swain	$62,981	$8,325	$18,436	$53,514	$630,932
M. J. Hoberman	—	$19,414	$984	—	$35,340
L.C. Thomas	$34,886	$3,773	$15,056	—	$500,406

(1)
These amounts were also included in “Salary” for 2021 in the Summary Compensation Table.

(2)
These amounts were also reported in “All Other Compensation” in the “Summary Compensation Table” in the Registrant’s Proxy Statement for its 2021 annual meeting.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
The Company is party to agreements with its named executive officers that contain provisions regarding employment and payments upon a change in control. In addition, the Company maintains various benefit plans that provide for accelerated vesting in the event of a termination of employment, including in connection with a change in control. These agreements and plans are summarized below.

Employment and Severance Agreements
Mr. Verma
On April 23, 2020, the Company entered into an Executive Employment Agreement appointing Mr. Verma as Chief Executive Officer effective May 15, 2020. In exchange for such service, Mr. Verma is entitled to an annual salary of $675,000 which was increased to $700,000 effective January 1, 2021.
Mr. Verma is entitled to an annual cash incentive opportunity under the Company’s STIP, or any successor plan(s), with a current target award of not less than 85% of his annual base salary, and a maximum award opportunity of 170% of his annual base salary. Mr. Verma is eligible to participate in the Crawford LTIP. Mr. Verma’s “target” LTIP award for 2020 was adjusted to $850,000 effective with the change of title and duties and was increased to $900,000 effective January 1, 2021. Both short-term and the long-term award opportunities, including amounts and metrics, will be determined by the Compensation Committee.
If Mr. Verma is terminated without cause (as defined by his employment agreement) or following a change of control of the Company, Mr. Verma will be entitled to 18 months of his then-current salary plus a pro rata cash bonus for the year of his termination. Any such payments will be conditioned on Mr. Verma entering into a separate agreement with the Company, which agreement will contain a general release of the Company and covenants restricting competition, solicitation of clients and solicitation of employees following his departure.
Mr. Blanco
On April 23, 2020, the Company entered into an Executive Employment Agreement appointing Mr. Blanco as President effective May 15, 2020. In exchange for such service, Mr. Blanco is entitled to an annual salary of $550,000 which was increased to $575,000 effective January 1, 2021. Mr. Blanco is entitled to an annual cash incentive opportunity under the Company’s STIP, or any successor plan(s), with a current target award of not less than 65% of his annual base salary, and a maximum award opportunity of 130% of his annual base salary.  Mr. Blanco is eligible to participate in the Crawford LTIP. Mr. Blanco’s “target” LTIP award for 2020 was adjusted to $750,000 effective with the change of title and duties.  Both short-term and the long-term award opportunities, including amounts and metrics, will be determined by the Compensation Committee.
If Mr. Blanco is terminated without cause (as defined by his employment agreement) or following a change of control of the Company, Mr. Blanco will be entitled to 18 months of his then-current salary plus a pro rata cash bonus for the year of his termination. Any such payments will be conditioned on Mr. Blanco entering into a separate agreement with the Company, which agreement will contain a general release of the Company and covenants restricting competition, solicitation of clients and solicitation of employees following his departure.
Mr. Swain
On October 29, 2020, the Company amended the Executive Employment Agreement (“Amendment”) with Mr. Swain. Pursuant to the Amendment, Mr. Swain is entitled to an annual base salary of at least $457,600, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Swain is eligible to participate in the STIP and the LTIP. In addition, Mr. Swain is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.
In the event that Mr. Swain’s employment is terminated for reasons other than cause, (as defined by his employment agreement), or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Swain will be entitled to receive: (i) eighteen months of his then-current base salary and(ii) the pro-rata amount of any bonus which would have been earned for the year in which he is terminated, provided all applicable performance conditions are met. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Swain entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.

In connection with entering into the agreement, Mr. Swain also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Swain to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.
Mr. Thomas
On October 28, 2020, the Company amended the Executive Employment Agreement (“Amendment”) with Mr. Thomas. Pursuant to the Amendment, Mr. Thomas is entitled to an annual base salary of $463,500, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Thomas is eligible to participate in the STIP and the LTIP. In addition, Mr. Thomas is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.
In the event that Mr. Thomas’s employment is terminated for reasons other than cause (as defined by his employment agreement) or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Thomas will be entitled to receive a lump sum amount equal to 12 months of his then-current base salary. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Thomas entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.
In connection with entering into the agreement, Mr. Thomas also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Thomas to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.
Mr. Hoberman
On February 6, 2021, the Company amended the Executive Employment Agreement (“Amendment”) with Mr. Hoberman. Pursuant to the Amendment, Mr. Hoberman is entitled to an annual base salary of $330,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Hoberman is eligible to participate in the STIP and the LTIP. In addition, Mr. Hoberman is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.
In the event that Mr. Hoberman’s employment is terminated for reasons other than cause (as defined by his employment agreement) or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Hoberman will be entitled to receive a lump sum amount equal to 12 months of his then-current base salary. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Hoberman entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.
In connection with entering into the agreement, Mr. Hoberman also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Hoberman to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.
Equity Incentive Plans and Awards
Awards issued under the Omnibus Stock Plan are subject to vesting conditions described in related award agreements. Unvested, earned LTIP awards issued under the Company’s Omnibus Stock Plan are subject to accelerated vesting in the event of an executive’s termination of employment as a result of death, disability, retirement or separation from service in connection with a change-in-control of the Company. In the event of such an executive’s termination of employment as a result of death, disability or retirement, the executive’s unvested earned performance awards will continue to vest as if the executive had remained employed by the Company. In the event of such an executive’s termination of employment in connection with a change-in-control of the Company, the executive’s unvested earned performance awards will vest on a pro-rata basis (based on the elapsed time of the vesting period) as of the date of such change-in-control.
Pension and Other Benefits
Upon retirement or other termination of employment, certain executive officers are entitled to pension and other retirement benefits under the Retirement Plan and SERP. See “Executive Compensation Pension Benefits” for information about the pension and other retirement benefits payable to the named executive officers under the Retirement Plan and SERP. In addition, upon termination of employment due to disability, our executives are entitled to disability benefits under Company sponsored disability plans.
Termination and Change-in-Control Tables for 2021
The following table summarizes the compensation and other benefits that would have become payable to certain of our named executive officers assuming their employment had terminated on December 31, 2021. In addition, the table also summarizes the compensation that would become payable to these named executive officers assuming that a change in control of the Company had occurred on December 31, 2021.
In reviewing these tables, please note the following:
•
Cash severance in connection with a change in control or a termination without cause without a change in control is paid over time, consistent with the current payroll process.

•
Life insurance benefits payable upon death represent the death benefit payable to the named executive officer’s beneficiaries by the life insurance company.

•
Disability benefits reflect benefits payable to the employee by the plan provider resulting from a qualified illness or injury as defined in the plan.

•
No payment value was ascribed to presently vested and exercisable equity incentive awards, as such awards are not impacted by a separation from service or change in control.

•
All parties complied with any required notice provisions in the applicable agreement.

•
Each of the named executive officers complied with all restrictive and other covenants applicable to such officer.

•
Performance stock awards subject to achievement of performance goals are included on a prorata basis at 100% achievement of Company performance of that target as provided in the applicable agreements in the event of a change of control and termination without cause. Time vested stock awards will vest at 100% on the date of the change-in-control.

Benefits and Payments	Termination in Connection with a Change in Control	Termination Without Cause	Termination for Good Reason	Death	Disability
R. Verma
Cash Severance	$1,987,594	$1,987,594	—	—	—
Stock Awards	$868,720	$868,720	—	—	—
Life Insurance	—	—	—	$2,400,000	—
Disability Benefits	—	—	—	—	$971,250
COBRA Benefit	$29,805	$29,805	—	—	—
Total	$2,886,119	$2,886,119	—	$2,400,000	$971,250
J O. Blanco
Cash Severance	$1,423,125	$1,423,125	—	—	—
Stock Awards	$765,358	$765,358	—	—	—
Life Insurance	—	—	—	$1,400,000	—
Disability Benefits	—	—	—	—	$680,625
COBRA Benefit	$29,518	$29,518	—	—	—
Total	$2,218,001	$2,218,001	—	$1,400,000	$680,625
W.B. Swain
Cash Severance	$1,081,080	$1,081,080	—	—	—
Stock Awards	$463,476	$463,476	—	—	—
Life Insurance	—	—	—	$1,132,000	—
Disability Benefits	—	—	—	—	$540,540
COBRA Benefit	$29,805	$29,805	—	—	—
Total	$1,574,361	$1,574,361	—	$1,132,000	$540,540
M.J. Hoberman
Cash Severance	$330,000	$330,000	—	—	—
Stock Awards	$227,039	$227,039	—	—	—
Life Insurance	—	—	—	$300,000	—
Disability Benefits	—	—	—	—	$346,500
COBRA Benefit	—	—	—	—	—
Total	$557,039	$557,039	—	$300,000	$346,500
L.C. Thomas
Cash Severance	$474,500	$474,500	—	—	—
Stock Awards	$465,972	$465,972	—	—	—
Life Insurance	—	—	—	$1,227,000	—
Disability Benefits	—	—	—	—	$547,800
COBRA Benefit	—	—	—	—	—
Total	$940,472	$940,472	—	$1,227,000	$547,800

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Verma our CEO:
For 2021, our last completed fiscal year:
•
the annual total compensation of our median employee was $58,181;

•
the annual total compensation of our CEO was $2,487,739

Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 43 to 1.
SEC rules allow a registrant to use the same median employee for comparison purposes for up to three years unless there has been a change in the registrant’s employee population or compensation arrangements that the registrant reasonably believes would result in a significant change in the disclosure. We have concluded that there has not been a change in our employee population or compensation arrangements that would cause us to reasonably believe that there would be a significant change in the disclosure. Therefore, for purposes of CEO Pay Ratio disclosure for the 2021 fiscal year herein, we are comparing the 2021 total compensation for our median employee that we identified for the 2019 CEO Pay Ratio disclosure, against the 2021 total compensation of our CEO.
With respect to the annual total compensation of our median employee, we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $58,181.
Below is a description of the methodology and the material assumptions, adjustments and estimates that we used to identify our median employee as previously disclosed in the 2020 proxy statement for our 2019 CEO Pay Ratio disclosure. We believe that this information is useful to put into context the ratio comparing the annual total compensation of the median employee in our company with the annual total compensation of our CEO.
We determined that, as of October 31, 2019, our employee population consisted of approximately 7,283 individuals working at the Company and our consolidated subsidiaries. Given our global business, our workforce is distributed among several countries and regions. Of those, approximately 41% of these employees are located in the United States.
As of October 31, 2019, our employee population was distributed as follows (all numbers approximate):
Location	Employees
United States	3,005
Canada	1,114
United Kingdom	1,097
Europe, Middle East, and Africa	641
Australia	439
Philippines	553
Asia Pacific	291
Latin America	143
Total	7,283

Given our multiple payroll systems and the differing fiscal years of our company and its subsidiaries, to identify our median employee we measured compensation using the 12-month period ending October 31, 2018. Our compensation programs vary from region to region and among our various consolidated subsidiaries in each region, from country to country. Our employees are compensated on either a salaried basis or an hourly basis. In addition, some employees receive commissions or bonuses. We included salary or hourly wages, as applicable, as well any bonuses or commissions earned for 2018 (irrespective of whether such amounts were paid in 2018, or 2019) in our measurement.
Our workforce includes several part-time employees and temporary employees. In making our determination of the median employee, we did not annualize the compensation of part-time employees, temporary employees, or employees who were hired in 2018 but did not work for us or our consolidated subsidiaries for the entire fiscal year. In certain regions employees are paid based on a 13-month year, which was included in compensation for purposes of the determination of the median employee. We also did not make any cost-of-living adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of December 31, 2018. Based on that analysis, we determined that our median employee was a full-time, salaried employee located in the United States.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION
The Company’s executive compensation programs are administered by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
CHARLES OGBURN, CHAIR
INGA BEALE
JESSE C. CRAWFORD
MICHELLE JARRARD

STOCK OWNERSHIP INFORMATION
Security Ownership of Management
The following table sets forth information, as of March 18, 2022, as to shares of Class A and Class B Common Stock beneficially owned by each current director, director nominee, each of the named executive officers, and all current directors and executive officers as a group. As of March 18, 2022, there were 31,084,613 shares of Class A Common Stock and 20,811,962 shares of Class B Common Stock outstanding.
	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding(2)
Name	Class A	Class B	Class A	Class B
Inga K. Beale	30,813	—	—	—
Joseph O. Blanco(3)	307,461	30,000	—	—
Jesse C. Crawford(4)	10,719,311	12,877,097	34.5%	61.9%
Jesse C. Crawford , Jr.(5)	1,476,206	49,238	4.8	—
Lisa G. Hannusch	40,824	—	—	—
Michelle E. Jarrard	57,316	—	—	—
Charles H. Ogburn(6)	464,721	1,000	1.5	—
Rahul Patel	69,541	—	—	—
D. Richard Williams	74,861	—	—	—
Rohit Verma(7)	336,596	4,000	1.1	—
W. Bruce Swain(8)	417,530	1,000	1.3	—
Larry C. Thomas(9)	318,449	73	1.0	—
Michael J. Hoberman	11,472	—	—	—
All current executive officers and directors as a group (19 persons)(10)	14,976,196	12,962,408	48.2%	62.3%

(1)
Except as otherwise indicated in the following footnotes, the persons possessed sole voting and dispositive power with respect to all shares set forth opposite their names.

(2)
Except where a percentage is specified, the person’s ownership represents less than 1% of the outstanding shares. Shares not outstanding which are subject to options exercisable within sixty (60) days by a named individual or persons in the group are deemed to be outstanding for the purposes of computing percentage ownership of outstanding shares owned by such individual or the group.

(3)
Includes 133,212 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 18, 2022.

(4)
The shares of Class A Common Stock shown as beneficially owned by Mr. Crawford include 9,845 shares held in trust for his son over which he has sole voting and shared dispositive power, 1,822,335 shares held by Rex Holdings, LLC over which he has sole voting and dispositive power, 1,827,665 shares held by Keepers, LLC over which he has sole voting and dispositive powers, 929,700 shares held in the 2012 Family Trust over which his wife is trustee, but he has indirect dispositive power pursuant to a substitution power in the trust and an unaffiliated bank has the power to add charities as beneficiaries of the trust and distribute shares to any such charities, 288,840 shares held in an irrevocable trust over which his wife is trustee, 54,864 shares held in a family trust over which Mr. Crawford has sole voting and dispositive power as trustee, and 379,921 shares owned by Crawford Partners, L.P. (“Partners”). Mr. Crawford holds 100% of the membership units of Liverpool II, LLC (“Liverpool”), which is the general partner of Partners; Mr. Crawford is also the chief executive officer of Liverpool. Each of Partners and Liverpool report sole voting and dispositive power over 379,921 shares. The address of each of Liverpool and Partners is 25 Park Place, NE, Second Floor Tower, Atlanta, Georgia 30303. See Note (1) to the table set forth under “Security Ownership of Certain Beneficial Owners” below with respect to the Class B Common Stock.

(5)
Does not include 298,685 shares of Class A Common Stock held in trusts where he is the beneficiary, but over which he has no voting or dispositive power.

(6)
The shares shown as beneficially owned by Mr. Ogburn include 22,451 shares of Class A Common Stock held in an account in his spouse’s name over which he shares voting and dispositive power.

(7)
Includes 149,109 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 18, 2022.

(8)
Includes 139,021 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 18, 2022.

(9)
Includes 153,521 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 18, 2022.

(10)
Includes 961,996 shares of Class A Common Stock as to which voting or dispositive power is shared and 885,930 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 18, 2022.

Security Ownership of Certain Beneficial Owners
The following table sets forth certain information concerning each person (including any “group” as the term is used in Section 13(d)(3) of the Securities Exchange Act) known to the Company to be the “beneficial owner”, as such term is defined by the rules of the SEC, of more than 5% of the outstanding shares of the Company’s Class B Common Stock as of March 18, 2022:
Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class B Shares Outstanding
Jesse C. Crawford Crawford Media Services, Inc. 6 West Druid Hills Drive, N.E. Atlanta, Georgia 30329	12,877,097(1)	61.9%
Paradice Investment Management LLC 250 Fillmore Street, Suite 425 Denver, Colorado 80206	1,170,357(2)	5.6%
Truist Financial Corporation 214 North Tryon Street Charlotte, North Carolina 28202	1,098,891(3)	5.3%

(1)
Based on a Schedule 13D/A filed with the SEC by Jesse C. Crawford and Liverpool II, LLC (“Liverpool”) and Crawford Partners, L.P. (“Partners”), entities controlled by Mr. Crawford. Mr. Crawford holds 100% of the membership units of Liverpool, which is the general partner of Partners; Mr. Crawford is also the chief executive officer of Liverpool. According to said Schedule 13D/A, Mr. Crawford directly or indirectly has or can exercise sole voting and dispositive power over the shares. Each of Partners and Liverpool report sole voting and dispositive power over 10,466,931 of the above-reported shares. The address of each of Liverpool and Partners is 25 Park Place, NE, Second Floor Tower, Atlanta, Georgia 30303. The amount also includes 404,912 shares held in a family trust over which Mr. Crawford has sole voting and dispositive power as trustee.

(2)
Based upon a Schedule 13G/A filed with the SEC by Paradice Investment Management LLC on February 10, 2022. According thereto, Paradice Investment Management LLC shares voting power with respect to 814,530 shares and shares dispositive power with respect to all the shares with Paradice Investment Management Pty Ltd.

(3)
Based upon a Schedule 13G filed with the SEC by Truist Financial Corporation (Truist Financial”) on March 18, 2022. According thereto, the shares are held by certain subsidiaries of Truist Financial in various fiduciary and agency capacities. Truist Financial has sole voting and dispositive power over all the shares. Truist Financial disclaims any beneficial interest in any such shares.

INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND
RELATED TRANSACTIONS
The Company did not have any related party transactions in 2021. For information on the Company’s related party transaction policy, please refer to the Audit Committee discussion under “Standing Committees and Attendance at Board and Committee Meetings,” above.
EQUITY COMPENSATION PLANS
The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2021. Only the Company’s Class A Common Stock is authorized for issuance under these plans. All of the Company’s equity compensation plans have been approved by the Company’s shareholders.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,026,899(2)	$8.74(3)	10,190,198(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,026,899	$8.74	10,190,198

(1)
Excludes PSUs.

(2)
Includes shares issuable pursuant to outstanding PSUs, options under the Company’s stock option plans (1,618,492 shares), the Employee Stock Purchase Plan, as amended (128,532 shares), and the U.K. ShareSave Scheme (279,875 shares).

(3)
Includes exercise prices for outstanding options under the Company’s stock option plans, the Employee Stock Purchase Plan, and the U.K. ShareSave Scheme.

(4)
Represents shares which may be issued under, the Employee Stock Purchase Plan (553,856), the Non-Employee Director Stock Plan (404,559), the two U.K. ShareSave Plans (3,098,831), the Omniubus Incentive Plan (5,216,907) and the International Employee Stock Purchase Plan (916,045). Excludes all shares that were unearned at December 31, 2021.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and officers, and greater than ten percent (10%) beneficial owners of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of such equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, each of Ms. Hannusch, Mr. Crawford and Mr. Crawford Jr. had late Form 5 filings due to clerical errors. Mr. Verma had a late Form 4 filing due to a clerical error. Other than those specified filings, the Company believes that, during the year ended December 31, 2021, all of its officers, directors and greater than ten percent beneficial owners timely complied with all applicable filing requirements.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consists of Mr. Ogburn as Chair, Mr. Crawford, Ms. Beale and Ms. Jarrard. None of the foregoing individuals are or have been in the past officers or employees of the Company. None of the members of the Compensation Committee serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee.

PROPOSAL NO. 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS
The Board, in its continuing review of corporate governance matters, has concluded that it is advisable and in the best interests of the Company and its shareholders to amend and restate the Bylaws to adopt advanced notice provisions for shareholder proposals and director nominations.
The overall goal of these amendments is to improve the Company’s corporate governance and make the process for shareholder proposals and director nominations uniform with modern public company practice and in conformity with guidelines of proxy advisory firms. A copy of the proposed amended and restated Bylaws is appended to this proxy statement as Appendix A (“Amended and Restated Bylaws”).
The process for shareholders to submit a director nomination is currently governed by resolutions of the Company’s Board of Directors, which provides that a 1% or greater shareholder, who (1) is the continuous record owner of at least one percent (1%) of either class of common stock of the Company for at least one year prior to the submission of a candidate for director and (2) provides a written statement that such shareholder intends to continue ownership of such shares through the annual meeting, may submit a candidate by writing to the Company’s Governance Committee at P.O. Box 921936, Norcross, Georgia 30010.
The Board has proposed that the Bylaws be revised to provide greater specificity and visibility to shareholders with respect to the nomination process, and to make such process uniform with modern public company practice and in conformity with guidelines of proxy advisory firms. If Proposal No. 2 is approved, the Bylaws will provide that shareholder nominations for the Board must be received by the Company not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting. This formulation brings a shareholder’s process to propose a nominee in line with more customary market practice for advance notice provisions. Additionally, the Board has proposed that the Bylaws be revised to provide that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the date of the previous year’s annual meeting, in order for notice by the shareholder to be timely, it must be delivered not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.
The Amended and Restated Bylaws also amends the Bylaws provision that relates to shareholder proposals, to be consistent with the revised timing outlined above.
Further, the Board has proposed that the Bylaws be revised to provide that a shareholder’s notice for the nomination of directors shall set forth additional information as to each proposed nominee and as to each shareholder giving such notice, as well as a representation that the shareholder will update or supplement the information provided in such notice as of the record date for the notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. With regard to each proposed nominee, the Amended and Restated Bylaws requires the shareholder’s notice to contain the following additional information: (i) all information about such nominee that is set forth in a questionnaire provided by the Company regarding such nominee’s background, qualifications, stock ownership and independence, (ii) a written representation and agreement that the nominee is not (and will not become) a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director of the Company that has not been disclosed, and (iii) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to all directors and in effect during such person’s term in office as a director. With regard to the shareholder giving the notice, the Amended and Restated Bylaws requires the shareholder’s notice to contain additional information about the nominating shareholder (defined more specifically in the Amended and Restated Bylaws), such as (A) the name and address of such shareholder (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the number of shares of each class or series of stock of the Company that are, directly or indirectly, owned of record or beneficially owned.
Approval of this Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of the stock of the Company entitled to vote at the 2022 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

PROPOSAL 3 — APPROVAL OF AMENDED AND RESTATED CRAWFORD & COMPANY
2016 OMNIBUS STOCK AND INCENTIVE PLAN
General
On February 10, 2022, at the recommendation of the Compensation Committee, the Board of Directors adopted an amendment and restatement of the Crawford & Company 2016 Omnibus Stock and Incentive Plan in the form attached as Appendix B hereto and incorporated by reference herein (the “Omnibus Stock and Incentive Plan”), subject to the approval of the shareholders at the Annual Meeting. The Omnibus Stock and Incentive Plan was originally approved by shareholders on May 11, 2016. The amendment and restatement of the Omnibus Stock Incentive Plan increases the number of shares available to be issued under the Omnibus Stock Incentive Plan by 4,000,000 shares and removes references to provisions of Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the Tax Cuts and Jobs Act, subject to shareholder approval at the Annual meeting.
The purpose of the Omnibus Stock and Incentive Plan is to align the long-term financial interests of selected Company employees and other service providers with those of the Company’s shareholders. The Plan is designed to enable the Company to attract and retain such individuals by providing competitive compensation opportunities and incentives for contributing significantly to the Company’s long-term performance and growth. The Board of Directors recommends shareholder approval of the Omnibus Stock and Incentive Plan so that the Company may continue to provide such incentives.
Individuals eligible to receive awards and grants under the Omnibus Stock and Incentive Plan include employees and other service providers such as consultants and advisors as determined by the Compensation Committee The Omnibus Stock and Incentive Plan would authorize grants of nonqualified stock options, incentive stock options, stock appreciation rights, stock awards including restricted stock, restricted stock units, deferred stock, stock payments and other stock-based awards, including awards that are performance-based (collectively, “stock awards”). Awards may be settled in cash or stock.
The Company is requesting that an additional 4,000,000 shares of the Company’s Class A Common Stock be authorized for issuance under the Omnibus Stock and Incentive Plan. As of March 24, 2022, the closing price of a share of our Class A Common Stock on the NYSE was $7.30.
Summary of the Omnibus Stock and Incentive Plan
A summary of the principal features of the Omnibus Stock and Incentive Plan is provided below but is qualified in its entirety by reference to the full text of the Omnibus Stock and Incentive Plan that is attached as Appendix B to this Proxy Statement and incorporated by reference herein.
Shares Available for Issuance
The Omnibus Stock and Incentive Plan authorizes issuance of up to 10,500,000 shares of the Company’s Class A Common Stock, including 6,500,00 shares originally authorized for issuance and an additional 4,000,000 shares for which the Company is requesting shareholder approval. If any stock award granted under the Omnibus Stock and Incentive Plan expires or is cancelled, forfeited or otherwise terminated, without shares having been delivered, the shares covered by such stock award would again be available for use under the Omnibus Stock and Incentive Plan. Any shares of Common Stock that are tendered in payment of an option exercise, withheld by the Company to satisfy any tax withholding obligation, repurchased by the Company with option exercise proceeds, or covered by a stock appreciation right that is exercised and settled in shares of Common Stock (without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) will be considered issued under the Omnibus Stock and Incentive Plan and will not again be available for future awards.
Securities Authorized for Issuance under Equity Compensation Plans
Certain additional information concerning securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2021, is presented in the “Equity Compensation Plans” section of this Proxy Statement.

Administration and Eligibility
The Omnibus Stock and Incentive Plan is administered by our Compensation Committee, which consists of at least two members of the Board, each of whom qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and satisfies the independence requirements of any stock exchange on which the Common Stock is listed.
The Compensation Committee, in its sole discretion, determines which employees and service providers are eligible to receive awards under the Omnibus Stock and Incentive Plan. In addition, the Compensation Committee interprets the Omnibus Stock and Incentive Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Omnibus Stock and Incentive Plan or any awards granted under the Omnibus Stock and Incentive Plan as it deems appropriate.
As of March 24, 2022, the Company and its subsidiaries had approximately 9,632 employees and approximately 1,447 non-employee service providers, all of whom would be eligible to participate in the Omnibus Stock and Incentive Plan if selected by the Compensation Committee.
Award Limits
No more than 1,500,000 shares of Common Stock, in the aggregate, may be granted as incentive stock options under the Omnibus Stock and Incentive Plan.  Incentive stock options may be granted only to employees of the Company and its subsidiaries.
Additionally, in any calendar year, the following limits apply to awards to any individual participant under the Omnibus Stock and Incentive Plan:
•
No more than 250,000 shares of Common Stock subject to options and stock appreciation rights (‘SARs”) may be granted to any one participant;

•
No more than 250,000 shares of Common Stock not conditioned on performance criteria may be granted to any one participant; and

•
No more than 250,000 shares of Common Stock conditioned on performance criteria may be granted to any one participant.

Types of Awards
All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as provided in the Omnibus Stock and Incentive Plan. The following types of awards may be made under the Omnibus Stock and Incentive Plan.
Restricted Stock.   A restricted stock award under the Omnibus Stock and Incentive Plan is an award of outstanding shares of the Company’s Class A Common Stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met.
Deferred Stock.   A deferred stock award under the Omnibus Stock and Incentive Plan is an unfunded, unsecured promise to deliver shares of the Company’s Class A Common Stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee.
Stock Units.   A stock unit under the Omnibus Stock and Incentive Plan is an award denominated in shares of the Company’s Class A Common Stock that may be settled either in shares or cash, subject to terms and conditions determined by the Compensation Committee.
Nonqualified Stock Options.   An award of a nonqualified stock option under the Omnibus Stock and Incentive Plan grants a participant the right to purchase, after a vesting period, a certain number of shares of the Company’s Class A Common Stock during a specified term in the future at an exercise price equal to at least 100% of the fair market value of the Class A Common Stock on the grant date. The term of a nonqualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid with cash, shares of Class A Common Stock already owned by the participant, or with a portion of the proceeds from a sale of the shares subject to the option. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
Incentive Stock Options.   An incentive stock option under the Omnibus Stock and Incentive Plan is a stock option that meets the requirements of Code Section 422, which include an exercise price of no less than 100% of fair market value of the Company’s Class A Common Stock on the grant date, a term of no more than 10 years, and the grant is from a plan that has been approved by shareholders.
Stock Appreciation Rights.   A SAR under the Omnibus Stock and Incentive Plan entitles the participant to receive an amount equal to the difference between the fair market value of a share of the Company’s Class A Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Common Stock on the grant date), multiplied by the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash, shares of the Company’s Class A Common Stock or a combination of cash and shares.
Stock Payments.   The Compensation Committee may issue unrestricted shares of the Company’s Class A Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines.
The Committee in its discretion may provide that restricted stock awards, deferred stock awards, stock unit awards and stock payments will be credited with dividends or dividend equivalents, which may be paid currently or credited to an account maintained on the books of the Company.  Any payment or crediting of dividends or dividend equivalents will be subject to the terms and conditions established by the Committee, which may include the reinvestment in additional shares of Class A Common Stock or common share equivalents.
Performance-Based Compensation
Awards granted under the Omnibus Stock and Incentive Plan may be subject to specified performance criteria established by the Compensation Committee. Such performance goals may include, but are not limited, to the performance based on one or more of the following business criteria:
•
return on stockholder equity;

•
earnings per share of Company stock;

•
net income (before or after taxes);

•
earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•
sales or revenues (including sales or revenues from specified sources within the business);

•
return on assets, capital or investment;

•
stock price;

•
total shareholder return;

•
market share;

•
cash flow (including operating cash flow and free cash flow);

•
gross or net profit margin;

•
workdays outstanding in total billed and unbilled accounts receivable;

•
economic value added;

•
achievement of cost reduction goals;

•
implementation or completion of critical transactions, projects or processes;

•
achievement of strategic goals;

•
growth and/or performance of our sales force;

•
operating service goals;

•
client satisfaction goals;

•
individual performance goals; and

•
any combination of, or a specified increase in, any of the foregoing.

The performance criteria may be based upon performance in prior periods, relative to pre-established targets or the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. In addition, the Compensation Committee, in its sole discretion, may designate additional business criteria on which the performance criteria may be based or may adjust, modify or amend the previously mentioned business criteria. Performance criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned.
The Compensation Committee, in its sole discretion, may make equitable adjustments to the performance criteria in recognition of any unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including without limitation in response to changes in accounting principles, as a result of litigation, claims or settlement, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to acquisitions or divestitures or reorganizations or restructuring events or programs.
Reimbursement or Cancellation of Certain Awards
Awards granted under the Omnibus Stock and Incentive Plan may be subject to forfeiture or reimbursement by participants to the extent required by any clawback or recoupment policy as adopted by the Company from time to time.
Deferrals
The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines in its sole discretion. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of awards treated as deferred compensation under Code Section 409A, where such postponement would cause the imposition of additional taxes or penalties under Code Section 409A. Code Section 409A provides rules that govern the manner in which various types of compensation may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.
Adjustments
The Omnibus Stock and Incentive Plan provides that the Compensation Committee will make appropriate equitable adjustments to the maximum number of shares of Class A Common Stock available for issuance under, and other limits stated in, the Omnibus Stock and Incentive Plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in the Company’s capital structure (including a change in the number of shares of the Company’s outstanding stock) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code. The Compensation Committee, in its sole discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or the Company.
Change of Control
The Omnibus Stock and Incentive Plan provides that the Compensation Committee, in its sole discretion, may include in a participant’s award agreement special terms applicable in the event of change in control of the Company.

Transferability
In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution or subjected to any lien or otherwise encumbered. However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the Plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary. Additionally, upon a participant’s request, the Compensation Committee may permit a participant to transfer all or a portion of a Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise to certain of the participant’s family members or related family trusts, foundations, or other entities.
Amendment and Termination
The Omnibus Stock and Incentive Plan and any award agreement under the Plan may be further amended or terminated by the Board of Directors at any time, but no amendment may be made without shareholder approval if it would materially increase the number of shares of Common Stock available under the Omnibus Stock and Incentive Plan, materially expand the types of awards available under the Plan or the class of persons eligible to participate in the Plan, materially extend the term of the Plan, materially change the method of determining the exercise price of an award granted under the Plan, delete or limit the prohibition against repricing, or otherwise require approval by shareholders in order to comply with applicable law or the rules of the NYSE. Notwithstanding the foregoing, with respect to awards subject to Code Section 409A, any termination, suspension or amendment of the Omnibus Stock and Incentive Plan and any award agreement under the Plan must conform to the requirements of Code Section 409A. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the Omnibus Stock and Incentive Plan and any award agreement under the Omnibus Stock and Incentive Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.
Duration
The Omnibus Stock and Incentive Plan as originally adopted in 2016 provides that no awards may be made under the plan after May 11, 2026.  The amended and restated Omnibus Stock and Incentive Plan provides that no awards may be granted after May 13, 2027.
United States Federal Income Tax Consequences
The following is a brief summary of the general United States federal income tax consequences of transactions under the Omnibus Stock and Incentive Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different. Each participant should refer to the actual text of the Omnibus Stock and Incentive Plan set forth in Appendix B and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the Omnibus Stock and Incentive Plan.
Restricted Stock.   A participant generally will not be taxed at the time of the grant of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time (reduced by any amount paid by the participant).
Employees may elect to be taxed at the time of grant by making an election under Code Section 83(b) within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income, except that, if the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.
The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.
Deferred Stock.   A participant will generally not recognize taxable income on a deferred stock award until shares subject to the award are distributed. Upon distribution, the fair market value of the shares of the Company’s Common Stock will be recognized as ordinary income. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.
The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.
Stock Units.   Awards of stock units are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards.
Nonqualified Stock Options.   Generally, a participant will not recognize taxable income on the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Company’s Common Stock received on the date of exercise and the option cost (number of shares exercised multiplied by the exercise price per share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.
Incentive Stock Options.   No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). However, the excess of the fair market value over the exercise price of the shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option.
If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such disqualifying disposition will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.
Stock Appreciation Rights.   Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash -settled) or the difference between the fair market value of the Company’s Common Stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether the shares of the Company’s Common Stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.
Stock Payments.   A participant will generally recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Withholding.   To the extent required by law, the Company will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any awards.
Code Section 162(m).   As noted above, the Company will generally be entitled to a deduction in the same amount and at the same time that a participant realizes income in connection with Awards under the Plan. Code Section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid in any one year to each of the Company’s chief executive officer, chief financial officer and certain other current and former executive officers of the Company.
New Plan Benefits
Following shareholder approval, grants under the amended and restated Omnibus Stock and Incentive Plan would be made to eligible participants, including our executive officers and other employees and service providers, at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Omnibus Stock and Incentive Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates and actual performance against performance goals established with respect to performance-based awards.
Consequently, it is not possible to determine at this time the benefits that might be received by participants receiving awards under the Omnibus Stock and Incentive Plan. Information regarding our recent practices with respect to incentive awards under the Company’s current programs is presented in the “Summary Compensation Table” and the “Grant of Plan-Based Awards Table”, and in the text accompanying those tables, and the Compensation Discussion and Analysis in this Proxy Statement. The Company is not obligated to make any future grants of awards under the Omnibus Stock and Incentive Plan.
Shareholder Approval
In order to be effective, the Omnibus Stock and Incentive Plan must be approved by the affirmative vote of the holders of a majority of the votes cast of this matter at the Annual Meeting. Any shares that are not voted will have no impact on the outcome of the vote. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the approval of the Omnibus Stock and Incentive Plan.
The Board of Directors unanimously recommends a vote FOR the approval of the Crawford & Company 2016 Omnibus Stock and Incentive Plan, as amended and restated.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP has been appointed by the Audit Committee of the Board of Directors to serve as the independent registered public accounting firm for the Company for the fiscal year 2022. Ernst & Young LLP has served as the independent registered public accounting firm of the Company since the Company’s 2002 fiscal year. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify this appointment as a matter of good corporate governance. Despite the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to appoint another auditor for 2022, without further shareholder action. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, if present, will be given an opportunity to make a statement, if he or she desires, and to respond to appropriate questions. In addition, a report of the Audit Committee in connection with the independence of the auditor, as well as other matters, follows the Board’s recommendation on this matter below.
Fees Paid to Ernst & Young LLP
In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provides other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$3,866,741	$3,397,241
Audit related fees(2)	765,198	473,526
Tax fees(3)	941,715	751,755
All other fees	109,000	—
Total	$5,682,654	$4,622,522

(1)
Audit fees include: the annual consolidated financial statement audit, the annual audit of internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, statutory and other financial statement audits.

(2)
Audit related fees include: service organization control reports and due diligence services related to acquisition activity.

(3)
Tax fees consist principally of professional services rendered for tax compliance and tax planning and advice.

The Audit Committee reviews and pre-approves, in addition to all audit services, all non-audit services to be provided by the independent registered public accounting firm. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such services after due deliberation.
The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022.

AUDIT COMMITTEE REPORT
In fulfilling its responsibilities to review the Company’s financial reporting process, the Audit Committee has reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Management is responsible for the Company’s financial statements and the reporting process, including the Company’s system of internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management, including the matters in the written disclosure required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. In determining the independence of the auditor, the Audit Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company’s annual financial statements, is compatible with maintaining the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee further discussed those items contained in NYSE Listing Company Manual Section 303A.06 and otherwise complied with the obligations stated therein.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.
D. RICHARD WILLIAMS, CHAIR
INGA K. BEALE
LISA G. HANNUSCH
CHARLES H. OGBURN
SHAREHOLDER PROPOSALS
If Proposal No. 2 is approved by the shareholders, if you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2023 Annual Meeting, you must deliver your notice to the Company’s Corporate Secretary at the address above between January 13, 2023 and February 12, 2023. Your notice to the Corporate Secretary must set forth information specified in the Company’s bylaws, including your name and address and the class and number of the Company’s shares of common stock that you beneficially own. In the event that the date of next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include the following as to each person you propose to nominate for election as a director: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of the Company’s share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. The Company may require any proposed nominee to furnish other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
Any shareholder proposal to be presented at the 2023 annual meeting of shareholders must be received by the Company no later than December 9, 2022 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Exchange Act. In additional to satisfying the foregoing requirements, to comply with the universal proxy rules (once effective); shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2023.
OTHER MATTERS
The Board of Directors knows of no other matters other than those as described herein to be brought before the Annual Meeting. If any other matters come before the Annual Meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.
April 8, 2022

APPENDIX A
AMENDED AND RESTATED BYLAWS
OF
CRAWFORD & COMPANY
(reflecting amendments made through May 13, 2022)
ARTICLE I
SHAREHOLDERS
Section 1.   Annual Meeting.   The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors (the “Board”) or its Executive Committee may by resolution provide, or if the Board or Executive Committee fails to provide for such meeting by action by April 1 of any year, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia at 11:00 a.m. on the third Tuesday in April of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.
Section 2.   Special Meetings.   Except as otherwise provided by law, special meetings of the shareholders may be called by the Board, or its Executive Committee, or by the Chair of the Board, the Chief Executive Officer, or the President, or by the holders of record of at least one-fourth (1/4) of the outstanding stock entitled to vote at such meeting. Such meeting may be held in such place, either within or without the State of Georgia, as is stated in the call and notice thereof.
Section 3.   Advance Notice Procedures for Business Brought before a Meeting.
(i)   At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a shareholder present in person who (A)(1) was a shareholder of the Company both at the time of giving the notice provided for in this Article I Section 3 and at the time of the meeting, (2) and has complied with this Article I Section 3 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. The only matters that may be brought before a special meeting are the matters specified in the Company’s notice of meeting given by or at the direction of the person calling the meeting pursuant to the Articles of Incorporation and Article I, Section 2 of these bylaws, as applicable. For purposes of Section 3 and Section 4 of Article I of these bylaws, as applicable, “present in person” shall mean that the shareholder proposing that the business be brought before the annual or special meeting of the Company, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting, and a “qualified representative” of such proposing shareholder shall be (A) any person who is authorized in writing by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders or (B), if such proposing shareholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Article I Section 3 shall apply to any business that may be brought before an annual or special meeting of shareholders other than nominations for election to the Board at an annual meeting, which shall be governed by Article I Section 4 of these bylaws.

Shareholders seeking to nominate persons for election to the Board must comply with Article I Section 4 of these bylaws, and this Article I Section 3 shall not be applicable to nominations for election to the Board except as expressly provided in Article I Section 4 of these bylaws.
(ii)   Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to Article I Section 3(i)(c), (a) the shareholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company, (b) the shareholder must provide any updates or supplements to such notice at the times and in the forms required by this Article I Section 3 and (c) the proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Company’s Governance Committee, P.O. Box 921936, Norcross, Georgia 30010 not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.
(iii)   To be in proper form for purposes of this Article I Section 3, a shareholder’s notice to the Governance Committee shall set forth:
(a)   As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the number of shares of each class or series of stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);
(b)   As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such shareholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Article I Section 3(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv)   For purposes of this Article I Section 3, the term “Proposing Person” shall mean (a) the shareholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation or (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such shareholder, beneficial owner or any other participant.
(v)   A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article I Section 3 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Company’s Governance Committee, P.O. Box 921936, Norcross, Georgia 30010 not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(vi)   Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Article I Section 3. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Article I Section 3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(vii)   In addition to the requirements of this Article I Section 3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Article I Section 3 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(viii)   For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
Section 4   Advance Notice Procedures for Nominations of Directors.
(i)   Subject in all respects to the provisions of the Articles of Incorporation, nominations of any person for election to the Board at an annual meeting may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a shareholder present in person (as defined in Article I Section 3) who (1) certifies that such shareholder is the continuous record owner of at least one percent (1%) of either class of common stock of the Company for at least one year prior to the submission of a candidate for director; (2) provides a written statement that such shareholder intends to continue ownership of such shares through the annual meeting and (3) has complied with this Article I Section 4 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board at any meeting of shareholders other than in accordance with the provisions of and the Articles of Incorporation.
(ii)   Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board at an annual meeting, the shareholder must (a) provide Timely Notice (as defined in Article I Section 3(ii) of these bylaws) thereof in writing and in proper form to the Company’s Governance Committee at P.O. Box 921936, Norcross, Georgia 30010, (b) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required by this Article I Section 4, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Article I Section 4. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(iii)   To be in proper form for purposes of this Article I Section 4, a shareholder’s notice to the Company’s Governance Committee shall set forth:
(a)   As to each Nominating Person (as defined below), the Shareholder Information (as defined in Article I Section 3(iii)(a) of these bylaws) except that for purposes of this Article I Section 4, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I Section 3(iii)(a); and the Nominating Person shall certify that such shareholder is the continuous record owner of at least one percent (1%) of either class of common stock of the Company for at least one year prior to the submission of a candidate for director and (2) provide a written statement that such shareholder intends to continue ownership of such shares through the annual meeting; and
(b)   As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Article I Section 4 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Article I Section 4(viii).
(iv)   For purposes of this Article I Section 4, the term “Nominating Person” shall mean (a) the shareholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any other participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation and (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such shareholder or beneficial owner or any other participant in such solicitation.
(v)   A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article I Section 4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Company’s Governance Committee at P.O. Box 921936, Norcross, Georgia 30010 not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(vi)   Notwithstanding anything in Article I Section 4(ii) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Article I Section 4(ii) and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Article I Section 4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Company’s Governance Committee at P.O. Box 921936, Norcross, Georgia 30010 not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.
(vii)   To be eligible to be a candidate for election as a director of the Company at an annual meeting, a candidate must be nominated in the manner prescribed in this Article I Section 4 (or otherwise in accordance with the Articles of Incorporation, as applicable) and the candidate for nomination by a shareholder of record, must have previously delivered (in the case of a nomination by a shareholder pursuant to Article I

Section 4(i)(b), in accordance with the time period prescribed in this Article I Section 4 for delivery of the shareholder notice of nomination), to the Company’s Governance Committee, (a) a completed written questionnaire (in the form provided by the Company) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Company) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director of the Company that has not been disclosed therein and (B) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to all directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).
(ix)   The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Company in accordance with the Company’s corporate governance guidelines.
(x)   In addition to the requirements of this Article I Section 4 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(xi)   No candidate shall be eligible for nomination as a director of the Company unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Article I Section 4, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article I Section 4, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(xii)   Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Company unless nominated and elected in accordance with this Article I Section 4.
Section 5.   Notice of Meeting.   Written notice of each meeting of shareholders, stating the date, time and place of the meeting, and describing the purpose or purposes of the meeting if it is a special meeting, shall be mailed to each shareholder entitled to vote at such meeting at such shareholder’s address shown on the Company’s current record of shareholders not less than ten (10) nor more than sixty (60) days prior to such meeting. If an amendment to the Articles of Incorporation, a plan of merger or share exchange, or a sale of assets of the Company is to be considered at any annual or special meeting, the written notice shall state that consideration of such action is one of the purposes of such meeting. A shareholder may waive notice of a meeting before or after the meeting. The waiver must be in writing, must be signed by the shareholder entitled to the notice, and must be delivered to the Company for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding a meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting, that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business transacted at, nor the purpose of, any meeting need be stated in a waiver of notice of a meeting, except that, with respect to a waiver of notice of a meeting at which an amendment to the Articles of Incorporation, a plan of merger or share exchange, sale of assets, or any other action that would entitle the shareholder to dissenter’s rights, is submitted to a vote of shareholders, the same material that the Georgia Business Corporation Code would have required to be sent to the shareholder in a notice of the meeting must be delivered to the shareholder prior to such shareholder’s execution of the waiver of notice, or the waiver itself must expressly waive the right to such material.

Notice of any meeting may be given by or at the direction of the Secretary or by the person or persons calling such meeting, if the Secretary fails to give such notice within twenty (20) days after the call of a meeting. No notice need be given of the new date, time or place of reconvening any adjourned meeting, if the new date, time and place to which the meeting is adjourned are announced at the adjourned meeting before adjournment, except that, if a new record date for the adjourned meeting is or must be fixed under the applicable provisions of the Georgia Business Corporation Code, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
Notwithstanding the foregoing, notice of any meeting of the shareholders may be given by electronic or any other means to the extent that delivery of such notice by those means is not precluded by the Georgia Business Corporation Code or the rules and regulations of The New York Stock Exchange or the United States Securities and Exchange Commission.
Section 6.   Quorum.   A majority in interest of the issued and outstanding capital stock of the Company entitled to vote at any annual or special meeting of shareholders and represented either in person or by proxy shall constitute a quorum for the transaction of business at such annual or special meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be (under the provisions of the Georgia Business Corporation Code) set for that adjourned meeting. If a quorum shall not be present, the holders of a majority of the stock represented may adjourn the meeting to some later time. When a quorum is present, a vote of a majority of the stock represented in person or by proxy shall determine any question, except as otherwise provided by the Articles of Incorporation, these Bylaws, or by law.
Section 7.   Proxies.   A shareholder may vote, execute consents, waivers and releases and exercise any of their other rights, either in person or by proxy duly executed in writing by the shareholder. A proxy for any meeting shall be valid for any adjournment of such meeting. Unless otherwise provided in the proxy, it shall confer discretionary authority to vote on any proposal by a shareholder not included with the proxy materials accompanying the notice and proxy if the Company did not have notice of that matter at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders.
Section 8.   Record Date.   The Board shall have power to close the stock transfer books of the Company for a period not to exceed fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notices of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
ARTICLE II
DIRECTORS
Section 1.   Powers of Directors.   The Board shall have the management of the business of the Company, and, subject to any restrictions imposed by law, by the charter, or by these Bylaws, may exercise all the power of the corporation.
Section 2.   Number and Term of Directors.   The number of Directors which shall constitute the full Board shall be no greater than twelve (12) and no fewer than seven (7), with the exact number to be set by the Board or by the affirmative vote of a majority of the voting power of the outstanding stock of the

Company either to vote generally in the election of Directors, voting as a class. The variable range for the size of the Board may be increased or decreased by amendment of these Bylaws either by the Board or by the affirmative vote of a majority of the voting power of the outstanding stock of the Company entitled to vote generally in the election of Directors, voting as a class. At each annual meeting the shareholders entitled to vote thereon shall elect the Directors, who shall serve until their successors are elected and qualified; provided that the shareholders entitled to vote thereon at any special meeting may remove any Director, with or without cause, and may fill any vacancy created thereby. Any vacancy in the Board occurring between meetings of the shareholders may be filled by the vote of a majority of the remaining Directors, though less than a quorum.
Section 3.   Meetings of the Directors.   The Board may by resolution provide for the time and place of regular meetings, and no notice need be given of such regular meetings. Special meetings of the Directors may be called by the full Board, by the Executive Committee of the Board, by the Chair of the Board, the Chief Executive Officer or the President, or by at least any two (2) of the Directors. There shall be an annual meeting of the Board on the day of and in the place of the annual meeting of shareholders.
Notwithstanding anything contained in these Bylaws, the Board may determine that any meeting of the Directors be held, subject to and in accordance with Georgia Code § 14-2-820, entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate with each other during the meeting.
Section 4.   Quorum.   A majority of the number of Directors fixed as herein provided or fixed as otherwise provided by law shall constitute a quorum for the transaction of business at any meeting thereof. If a quorum shall not be present, a majority of the Directors present at any such meeting may adjourn the meeting to some later time.
Section 5.   Action.   When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.
Section 6.   Notice of Meetings.   Notice of each meeting of the Board shall be given by the Secretary by mailing the same at least five (5) days before the meeting or by telephone or electronic means or in person at least two (2) days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board. Any Director may waive notice, either before or after any meeting, and shall be deemed to have waived notice if such Director is present at the meeting. If the Secretary fails to give such notice in the manner specified in the call, within five (5) days after receiving notice of the call, the person or persons calling such meetings, or any person designated by such person or persons may give such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Notwithstanding the foregoing, notice of any meeting of the Board given by electronic or any other means and delivery of such notice by those means must not be precluded by the Georgia Business Corporation Code or the rules and regulations of The New York Stock Exchange or the United States Securities and Exchange Commission.
Section 7.   Committees.   The Board may by resolution provide for an Executive Committee and one or more other committees, each consisting of such Directors as are designated by the Board. Any vacancy in such Committee may be filled by the Board. Except as otherwise provided by law, by these Bylaws, or by resolution of the full Board, such Executive Committee shall have and may exercise the full powers of the Board during the interval between the meetings of the Board and wherever by these Bylaws, or by resolution of the shareholders, the Board is authorized to take action or to make a determination, such action or determination may be taken or made by such Executive Committee, unless these Bylaws or such resolution expressly require that such action or determination be taken or made by the full Board. The Executive Committee, or other Committee, shall by resolution fix its own rules of procedure, and the time and place of its meetings, and the person or persons who may call, and the method of call, of its meetings.
Section 8.   Compensation.   A fee for serving as a Director and reimbursement for expenses for attendance at meetings of the Board or any Committee thereof may be fixed by resolution of the full Board.

Section 9.   Qualifications of Directors
(a)   Corporate Officers. Except as provided in subsection (c) below, no person who is or has been an officer of the Company shall be eligible for nomination or re-nomination as a member of the Board of the Company at any time after such person has attained the age of seventy (70).
(b)   Other Directors. Except as provided in subsection (c) below, no person shall be eligible for nomination or re-nomination as a member of the Board of the Company at any time after such person has attained the age of seventy-two (72).
(c)   Exceptions. The provisions of subsection (a) and (b) above shall not apply to any person who, at the time of such person’s nomination or re-nomination as a member of the Board of the Company, is the beneficial owner of ten percent (10%) or more of the voting power of the outstanding stock of the Company entitled to vote generally in the election of Directors.”
Section 10.   Honorary Directors.   The Board shall have the authority to appoint honorary members of the Board and to further designate any such honorary member as an “Emeritus” officer of the Company. It shall not be a requirement that any such honorary member be qualified to be a member of the Board. An honorary member shall be entitled to notice of and attendance at all meetings of the Board and to participate in such meetings, except that such honorary member shall have no voting rights nor shall such honorary member be included in determining a quorum under Section 4.
ARTICLE III
OFFICERS
Section 1.   Officers.   The officers of the Company shall consist of a Chair of the Board, a Chief Executive Officer, a corporate President, one or more business unit Presidents, one or more Vice President, a Secretary, a Controller, a Treasurer, and such other officers or assistant officers as may be elected by the Board. Any two (2) or more offices may be held by the same person. The Board may designate one or more Vice Presidents as Executive Vice President or Senior Vice President, and may designate the order in which the Vice Presidents may act.
Section 2.   Chair of the Board.   The Chair of the Board shall preside at all meetings of the Board and the shareholders at which the Chair is present and shall exercise the other powers and perform the other duties as the Board may from time to time assign to the Chair.
Section 3.   Chief Executive Officer.   Subject to the control of the Board and the Chair of the Board, the Chief Executive Officer shall give supervision and direction to the affairs of the Company.
Section 4.   Corporate President.   The corporate President shall be the chief operating officer of the Company and shall give general supervision and administrative direction to the affairs of the Company, subject to the direction of the Chief Executive Officer.
Section 5.   Business Unit President.   A business unit President shall be the chief operating officer of the designated major business unit of the Corporation, reporting to the Chief Executive Officer or the corporate President, as the Board shall designate. Business units need not have a President, and in the absence of such an officer, will be managed by one or more Vice Presidents.
Section 6.   Vice President.   A Vice President shall have such powers and perform such duties as the Board, corporate President, or, in the case of the business unit Vice President, as that business unit President may prescribe. A Vice President shall act in case of the absence or disability of the corporate President or business unit President. If there is more than one Vice President, such Vice Presidents shall act in the order of precedence as set out by the Board, or in the absence of such designation, as designated by the corporate President or business unit President.
Section 7.   Treasurer.   The Treasurer shall receive and have the custody of all moneys and securities of the Company, shall pay such dividends as may be declared from time to time by the Board, and do and perform all such duties as may be required of the Treasurer by its Board, and such other duties as usually devolve upon such officers.

Section 8.   Controller.   The Controller shall be responsible for the maintenance of proper financial books and records of the Company.
Section 9.   Secretary.   The Secretary shall keep the minutes of the meetings of the shareholders, the Directors, the Executive Committee, and the other committees of the Board and shall have custody of the seal of the Company.
Section 10.   Assistant Secretaries.   The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board shall prescribe.
Section 11.   Assistant Treasurers.   The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board shall prescribe.
Section 12.   Other Duties and Authorities.   Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board and, subject to any directions of the Board, by the Chair of the Board, the corporate President, and any business unit President.
Section 13.   Removal.   Any officer may be removed at any time by the Board and such vacancy may be filled by the Board. A contract of employment for a definite term shall not prevent the removal of any officer; but this provision shall not prevent the making of a contract of employment with any officer and any officer removed in breach of such officer’s contract of employment shall have a cause of action therefore.
Section 14.   Salary.   The salaries of all officers of the Company shall be fixed by the Board or by a duly authorized Committee of the Board.
ARTICLE IV
DEPOSITORIES, SIGNATURES AND SEAL
Section 1.   Depositories.   All funds of the Company shall be deposited in the name of the Company in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.
Section 2.   Contracts.   All contracts and other instruments shall be signed on behalf of the Company by such officer, officers, agent or agents, as the Board may from time to time by resolution provide.
Section 3.   Seal.   The corporate seal of the Company shall be as follows, or in such other form as the Board may from time to time by resolution provide:
(Imprint of Seal)
If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.
ARTICLE V
STOCK AND STOCK TRANSFERS
Section 1.   Form.   Any and all shares of the Company’s capital stock may be certificated or uncertificated and shall be entered on the books of the corporation and registered as they are issued. The Board may, from time to time, provide by resolution that some or all of a class or series of the Company shares shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until the certificate is surrendered to the Company.
(a)   The certificated shares of capital stock of the Company shall be in such form as may be approved by the Board and shall be signed by the Chair of the Board, the Chief Executive Officer or the President and by the Secretary or any Assistant Secretary or Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers have died or otherwise ceased to be officers.
(b)   The uncertificated shares of capital stock of the Company shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
Section 2.   Transfer of Shares.   Certificated shares of stock in the Company shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper. Upon the surrender of a certificate for transfer of shares of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Company. Shares represented by a certificate cannot be listed as uncertificated on the books of the Company until the certificate is surrendered to the Company or the transfer agent. Uncertificated shares of stock in the Company shall be transferable on the books of the Company upon the receipt of proper transfer instructions from the registered owner of the uncertificated shares or by a person duly authorized to sign for the registered owner. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper. Such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto, and the transaction shall be recorded upon the books of the Company. If the Company has a transfer agent or registrar acting on its behalf, the signature of the officer or representative thereof may be in facsimile.
Section 3.   Lost, Destroyed or Mutilated Certificates.   The Board may by resolution provide for the issuance of certificates in lieu of lost, destroyed or mutilated certificates and may authorize such officer or agent as it may designate to determine the sufficiency of the evidence of such loss, destruction or mutilation and the sufficiency of any security furnished to the Company and to determine whether such duplicate certificate should be issued.
Section 4.   Transfer Agent and Registrar.   The Board may appoint a transfer agent or agents and a registrar or registrars of transfers, and may require that all stock certificates bear the signature of such transfer agent or such transfer agent and registrar.
ARTICLE VI
INDEMNIFICATION
Section 1.   The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including court costs and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.
Section 2.   The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses

(including court costs and attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of their duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 3.   To the extent that a director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including court costs and attorneys’ fees) actually and reasonably incurred by them in connection therewith.
Section 4.   Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because they have met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.
Section 5.   Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition or such action, suit or proceeding as authorized by the Board in the manner provided in Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that they are entitled to be indemnified by the Company as authorized in this Article, and, if such person is a director, upon receipt of a written affirmation of such director’s good faith belief that such person has met the standards of conduct required by the Georgia Business Corporation Code.
Section 6.   The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.   The Board may authorize, by a vote of a majority of the full Board, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by them in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify them against such liability under the provisions of this Article.
ARTICLE VII
AMENDMENT
Section 1.   The Board or the shareholders entitled to vote thereon shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws. The shareholders may prescribe that any by-law or bylaws adopted by them shall not be altered, amended or repealed by the Board. Action by the Board with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office. An action by the shareholders with respect to bylaws shall be taken by the affirmative vote of a majority of the shares then issued and outstanding and entitled to vote.

APPENDIX B
CRAWFORD & COMPANY
2016 OMNIBUS STOCK AND INCENTIVE PLAN
(As Amended and Restated Effective May 13, 2022)
1.   Establishment; Effective Date; Duration.
(a)   Establishment.   Crawford & Company originally adopted the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Plan”), effective as of May 11, 2016. This amendment and restatement of the Plan was approved by the Board on February 10, 2022, subject to stockholder approval, and will become effective only upon stockholder approval (the date of such stockholder approval, the “Effective Date”). The Plan, as so amended and restated, increases the number of shares available under the Plan from 6,500,000 to 10,500,000 shares of Class A Common Stock of the Company and removes obsolete tax related language.
(b)   Duration.   Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 20 hereof, the Plan shall remain in effect until the earlier of (a) the date all shares of Common Stock subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) the fifth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date, but Awards granted prior to the termination date shall remain outstanding in accordance with their terms.
2.   Purpose.
The purpose of the Plan is to promote the interests of the Company and its stockholders by aligning the long-term financial interests of selected employees and service providers of the Company and its Subsidiaries with those of the Company’s stockholders. The Plan is designed to enable the Company to attract, motivate and retain key employees and service providers by providing competitive compensation opportunities and incentives for contributing to the long-term performance and success of the Company and its Subsidiaries.
3.   Definitions.
For purposes of this Plan:
(a)   “Award” shall mean an Option, SAR or Stock Award granted under the Plan.
(b)   “Award Agreement” shall mean either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of an Award. Award Agreements, as well as any related documents (such as a prospectus or beneficiary designation form), may be delivered, signed and returned in electronic or paper form.
(c)   “Board” shall mean the Board of Directors of the Company.
(d)   “Cause” shall mean, unless otherwise provided in an Award Agreement, (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any affiliated entity; (iv) a plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach by the Participant of the Participant’s obligations under any employment or similar agreement entered into between the Participant and the Company or any affiliated entity; or (vii) a material breach by the Participant of or a failure to conform to the Company’s written policies or procedures.
(e)   “Change in Control” shall mean, unless otherwise provided in an Award Agreement, a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all within the meaning of Section 409A of the Code. As a general overview, Section 409A’s definition of these terms is as follows:
(i)   The date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50 percent of the total voting power or Fair Market Value of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total voting power or total fair market value of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company.
(ii)   The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company.
(iii)   The date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
(iv)   The date a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.
To the extent that an Award Agreement specifies that a different event constitutes a Change in Control, such event must involve the actual consummation of a change in the ownership of the stock or assets of the Company or a Subsidiary or a similar transaction or event; by way of an example, the announcement of a tender offer or approval of a transaction that is not completed shall not constitute a Change in Control.
(f)   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(g)   “Committee” shall mean the Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish. Such Committee shall be composed of not fewer than two (2) directors of the Company, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and, furthermore, the composition of the Committee shall satisfy the requirements of any stock exchange on which the Common Stock is listed.
(h)   “Common Stock” shall mean the Class A common stock of the Company.
(i)   “Company” shall mean Crawford & Company, a Georgia corporation, and any successor to such corporation.
(j)   “Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iii).
(k)   “Designated Beneficiary” shall mean the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require or permit.
(l)   “Disability” shall, unless otherwise provided in an Award Agreement, mean that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three

(3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.
(m)   “Effective Date” shall have the meaning set forth in Section 1(a).
(n)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.
(o)   “Fair Market Value” shall mean, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided that, in the case of an Option or SAR, Fair Market Value shall be determined in compliance with Section 409A of the Code.
(p)   “ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(q)   “Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.
(r)   “Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(s)   “Participant” shall mean an employee of the Company or a Subsidiary, or other individual performing services for the Company or a Subsidiary, who has been selected by the Committee to participate and granted an Award under the Plan.
(t)   “Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures or goals established or approved by the Committee in its sole discretion, from time to time. As examples, such Performance Criteria may include measures or goals based, without limitation, on one or more of the following:
(i)
return on stockholder equity;

(ii)
earnings per share of Company stock;

(iii)
net income (before or after taxes);

(iv)
earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

(v)
sales or revenues (including sales or revenues from specified sources within the business);

(vi)
return on assets, capital or investment;

(vii)
stock price;

(viii)
total shareholder return;

(ix)
market share;

(x)
cash flow (including operating cash flow and free cash flow);

(xi)
gross or net profit margin;

(xii)
workdays outstanding in total billed and unbilled accounts receivable (i.e., “Total A/R” or “DSO”);

(xiii)
economic value added;

(xiv)
achievement of cost reduction goals;

(xv)
implementation or completion of critical transactions, projects or processes;

(xvi)
achievement of strategic goals;

(xvii)
growth and/or performance of the Company’s sales force;

(xviii)
operating service goals;

(xix)
client satisfaction goals;

(xx)
individual performance goals; and

(xxi)
any combination of, or a specified increase in, any of the foregoing.

The Performance Criteria may, without limitation, be based upon the attainment of specified levels of performance under one or more performance measures during a Performance Period, relative to performance in prior periods, relative to pre-established targets, or relative to the performance of other entities (or indices covering multiple entities). With respect to any Award, the Committee in its sole discretion may designate additional criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee may make equitable adjustments to the Performance Criteria in recognition of any unusual or non-recurring events affecting the Company or any Subsidiary (or division or business unit thereof) or the financial statements of the Company or any Subsidiary, in the Committee’s sole discretion, including without limitation, in response to changes in applicable laws or regulations, related to changes in accounting principles, as a result of litigation, claims or settlements, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to acquisition(s) or divestiture(s) or any reorganization or restructuring events or programs, as applicable.
(u)   “Plan” shall mean this Crawford & Company 2016 Omnibus Stock and Incentive Plan, as herein amended and restated.
(v)   “Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(ii).
(w)   “SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).
(x)   “Section 16(a) Officer” shall mean a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
(y)   “Separation from Service” shall have the meaning set forth in Section 409A of the Code and Treas. Reg. Section 1.409A-1(h).
(z)   “Specified Employee” shall have the meaning set forth in Section 409A of the Code.
(aa)   “Stock Award” shall have the meaning set forth in Section 7(c)(i).
(bb)   “Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(v).
(cc)   “Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).

(dd)   “Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly (i) a proprietary interest of more than 50 percent by reason of stock ownership or otherwise, or (ii) has effective control for consolidation purposes.
4.   Administration.
(a)   Committee Authority.   The Committee shall have full and exclusive power to administer and interpret the Plan and Award Agreements, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the types of Awards to be granted under the Plan; (ii) select Award recipients and determine the amounts and size of Awards; (iii) determine whether Performance Criteria shall apply to Awards; (iv) determine the extent to which Performance Criteria were achieved; and (vi) establish all other terms, conditions, and limitations applicable to Awards. Except as otherwise provided in an Award Agreement, the Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Section 4(e) of the Plan and Section 409A of the Code (to the extent applicable).
(b)   Administration of the Plan.   The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify the forms of Award Agreements, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants and beneficiaries.
(c)   Delegation of Authority.   To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan including, without limitation, selection of Participants and granting of Awards; provided, however, that selection of Participants or granting of Awards with respect to individuals who are Section 16(a) Officers may not be delegated.
(d)   Authority of the Board.   Subject to any authority vested in the Committee to satisfy applicable legal, regulatory or stock exchange requirements (such as any authority to be exercised by a committee of nonemployee directors pursuant to Rule 16b-3 under the Exchange Act), the authority granted to the Committee may be exercised by the full Board and, to the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(e)   Prohibition Against Repricing.   Except as set forth in Section 6(e) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options and SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
(f)   Limitation of Liability.   Each member of the Committee and the Board, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company, the Board or the Committee to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
5.   Eligibility and Participation.
(a)   Eligibility.  Subject to Section 7 hereof, the Committee shall determine, in its sole discretion, who shall become a Participant and be granted Awards under the Plan.

(b)   Participation Outside of the United States.    In order to facilitate the granting of Awards to employees or other service providers who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect.
6.   Available Shares of Common Stock.
(a)   Shares Subject to the Plan.   Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards shall not exceed ten million five hundred thousand (10,500,000) shares of Common Stock.
(b)   Forfeited and Expired Awards; Reversion of Shares to the Share Reserve.   Awards (or a portion of an Award) made under the Plan which, at any time, are forfeited, unearned, expire or are canceled or settled without issuance of shares of Common Stock shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by a SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).
(c)   Other Items Not Included in Allocation.   The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash.
(d)   Other Limitations on Shares that May be Granted under the Plan.   The aggregate number of shares of Common Stock that may be granted as ISOs under this Plan shall not exceed one million, five hundred thousand (1,500,000) shares, subject to Section 6(e). During any calendar year, grants to any one Participant may not exceed the following annual Award limits: (i) the maximum number of shares of Common Stock subject to Options and SARs that may be granted to a Participant shall be two hundred fifty thousand (250,000); (ii) the maximum number of Stock Awards not conditioned on attainment of Performance Criteria that may be granted to a Participant shall be two hundred fifty thousand (250,000); and (iii) the maximum number of Stock Awards conditioned on attainment of Performance Criteria that may be granted to a Participant shall be two hundred fifty thousand (250,000); all subject to Section 6(e).
(e)   Adjustments.   Except as otherwise provided in an Award Agreement,
(i)
Change in Capitalization.   In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of shares of Common

Stock that may be issued under the Plan as set forth in Section 6(a) and to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d).
(ii)
Other Events/Transactions.  In the event of (i) any transaction or event described above in Section 6(e)(i), the Committee shall, or (ii) any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, the Committee may, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(e)), and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria.

(iii)
Committee Authority.  Adjustments under this Section 6(e) will be made by the Committee, whose determinations as to what adjustments will be made and how such adjustments will be made will be final, binding and conclusive. Without limiting the foregoing, in connection with a transaction described above in Section 6(e)(i) the Committee may, in its discretion, provide for the assumption or substitution of, or adjustments to, outstanding Awards, accelerate the vesting of Awards or terminate restrictions on Awards, and provide for cancellation of Awards for a cash payment to the Participant (or, for Awards that are out-of-the-money, for no payment or other consideration). No fractional shares of Common Stock will be issued under the Plan on account of any such adjustment.

(iv)
Limitations on Adjustments.  Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

7.   Awards Under The Plan.
Awards under the Plan may be granted in the Committee’s discretion as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.
(a)   Options.  Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.
(i)
Exercise Price.  The Committee shall determine the exercise price per share for each Option, which shall not be less than 100 percent of the Fair Market Value of the Common Stock for which the Option is exercisable at the time of grant.

(ii)
Exercise of Options.  Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares of Common Stock issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. Unless otherwise provided in an Award Agreement, when only a portion of an Option is being exercised, such partial exercise must be made with respect to not less than 50 shares of Common Stock (or, if less, the total number of shares of Common Stock subject to such Option that remain unexercised).

(iii)
Method of Exercise.  The exercise of an Option shall be made by giving notice in the manner and to the person designated by the Committee, or pursuant to such other procedure as the Committee may, in its sole discretion, approve, specifying the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment therefor. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time, which may include without limitation: (1) a cash payment; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) a combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between (x) the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or canceled.

(iv)
ISOs.   The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted, but (x) only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a “subsidiary” (as such term is defined in Section 424(f) of the Code), and (y) only within ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders.

(1)
ISO Grants to 10% Stockholders.  Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a “subsidiary” (as such term is defined in Section 424(f) of the Code), the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(2)
$100,000 Per Year Limitation for ISOs.  To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)
Disqualifying Dispositions.  Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any shares of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO and (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(v)
Termination of Options.  Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option, or at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the Option, shall lapse and terminate, and shall not be exercisable by the Participant or any other person, unless otherwise provided for in the Award Agreement.
(b)   Stock Appreciation Rights.  A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than 100 percent of the Fair Market Value of the same number of shares at the time the SAR was granted. SARs shall expire after such period, not to exceed 10 years, as may be determined by the Committee. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an individual to whom an Option could be granted under the Plan.
(i)
Exercise of SARs.  Upon satisfaction of the applicable conditions related to vesting and exercisability, as determined by the Committee, SARs may be exercised pursuant to such procedure, and subject to such terms and conditions, as the Committee may, in its sole discretion, approve.

(ii)
Termination of SARs.  Any SAR or portion thereof that is not vested or that has not been exercised, at the end of the term of the SAR or at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the SAR, shall lapse and terminate and shall not be exercisable by the Participant or any other person, unless otherwise provided for in the Award Agreement.

(c)   Stock Awards.
(i)
Form of Awards.  The Committee may grant Awards that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares or the value of shares of Common Stock (“Stock Awards”), including without limitation Restricted Stock, Deferred Stock, Stock Units and Stock Payments. Stock Awards shall be subject to such terms, conditions (including without limitation service-based and performance-based vesting conditions), restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii)
Restricted Stock.  Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

(iii)
Deferred Stock.  Subject to Section 409A of the Code to the extent applicable, Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(iv)
Stock Units.  A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(v)
Stock Payment.  If not prohibited by applicable law, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment may be granted as, or in payment of, a bonus or similar payment, including without limitation to provide incentives or recognize special achievements or contributions.
(vi)
Termination of Stock Awards.  Any Stock Award or portion thereof that is not vested at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the Stock Award, shall lapse and terminate, unless otherwise provided for in the Award Agreement.

8.   Forfeiture for Cause or Breach of Terms; Additional Documents.
(a)   Forfeiture for Cause or Breach of Terms.  Unless otherwise expressly provided in an Award Agreement, if the Committee determines that a Participant has committed an act(s) or otherwise been involved in conduct constituting Cause, or if the Participant fails to satisfy any of the terms or conditions of this Plan or the Award Agreement, or otherwise breaches the terms of any documents or agreements related to this Plan (including without limitation a failure or refusal to execute timely any agreement that may be required under Section 8(b) of this Plan, or a breach of the terms of any such agreement), in either case whether any such act, conduct or breach occurred in the past, and whether any such act, conduct or breach occurred during such Participant’s employment with the Company or a Subsidiary or thereafter, all of such Participant’s Awards, both vested and nonvested, and any amounts otherwise remaining payable to a Participant under the Plan, shall be forfeited.
(b)   Additional Documents.  The Committee may impose as a condition of a grant of an Award that a Participant must execute such document(s) as the Committee may consider necessary or advisable. Without limiting the foregoing, Participants may be required to execute a restrictive covenant agreement by which the Participant shall be restricted, during employment and/or for a period of time after the Participant’s employment terminates, from soliciting customers or employees of the Company or its Subsidiaries, from otherwise competing with the Company or its Subsidiaries, and/or from using or disclosing certain information of the Company or its Subsidiaries. The terms of any such agreement shall be specified by the Committee and different terms may apply to different Participants, and all such terms shall be determined in the sole discretion of the Committee.
9.   Dividends and Dividend Equivalents.
The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents, as applicable; provided that, except as expressly provided in an Award Agreement, no Award granted under this Plan shall provide for payment of dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including without limitation reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.
10.   Voting.
The Committee shall determine whether a Participant shall have the right to control the vote of shares of Common Stock allocated to a Stock Award. Except to the extent otherwise provided in a Participant’s Restricted Stock Award Agreement, Participants holding shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares of Common Stock during the restriction period.

11.   Payments and Deferrals; Section 409A of the Code.
(a)   Payment Form.  Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose.
(b) Delays; Deferrals.  The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, and (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents.
(c)   Section 409A of the Code.  Notwithstanding anything to the contrary herein, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action, including without limitation any action described in Section 11(b), unless it determines that such action will not result in adverse tax consequences under Section 409A of the Code. Additionally, with respect to any Award subject to Section 409A of the Code:
(i)   If the Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made no sooner than the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).
(ii)   If the Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, unless otherwise provided in an Award Agreement. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Treas. Reg. Section 1.409A-2(b)(2)(iii).
12.   Nontransferability.
Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.
13.   Change of Control.
In the Committee’s sole discretion, an Award Agreement providing for treatment of Awards may, but is not required to, include special terms applicable in the event of a Change in Control.
14.   Award Agreements.
Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.
15.   Tax Withholding.
Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may reduce the number of shares of Common Stock actually delivered to the Participant, or may permit shares of Common Stock to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law, or such greater amount of withholding as the Committee shall determine from time to time, and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.
16.   Other Benefit and Compensation Programs.
Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.
17.   Unfunded Plan.
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person any right, title, or interest in any assets of the Company.
18.   Rights as a Stockholder.
Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.
19.   Future Rights.
No individual shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of employees or others under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any individual any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of employees or others at any time, free from any claim or liability under the Plan.
20.   Amendment; Termination.
(a)   Amendment and Termination.  The Plan and any Award Agreement may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of individuals eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, (vi) delete or limit the prohibition against repricing contained in Section 4(e), or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 20(b), no termination, suspension or amendment of the Plan or any Award Agreement shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.
(b)   Section 409A of the Code.  The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided that, any such amendment or modification of an Award made pursuant to this Section 20(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 20(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 20(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.
21.   Clawbacks.
Participants shall be required to forfeit or reimburse the Company with respect to any Award granted under the Plan to the extent required by any clawback or recoupment policy of the Company now in effect or as may be adopted by the Company from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law or deemed appropriate by the Board.
22.   Successors and Assigns.
The Plan and any applicable Award Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective heirs, executors, administrators, successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under the Plan or an Award Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, and the Award Agreement provides that such rights are not forfeited and cancelled upon the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan or an Award Agreement. If, in such a circumstance, a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement and before the complete distribution of benefits to the Designated Beneficiary under this Plan, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

23.   Governing Law; Severability.
The Plan and all agreements (including without limitation Award Agreements) entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Georgia. If any provision of the Plan or other agreement (including without limitation Award Agreements) is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan and such agreement will continue to be fully effective.
24.   Section 409A of the Code.
The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.
25.   No Liability With Respect to Tax Qualification or Adverse Tax Treatment.
Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including without limitation Section 409A of the Code.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/crd-b Use Internet to vote your proxy until 11:59 p.m. (ET) on May 12, 2022. PHONE – 1-866-883-3382 Use a touch-tone phone to vote your proxy until 11:59 p.m. (ET) on May 12, 2022. * MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 12, 2022. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors Recommends a Vote FOR Each of the Director Nominees in Item 1, and FOR Items 2, 3 and 4. 1. Proposal to elect the ten (10) nominees listed below as Directors (except as indicated to the contrary below) 01 I. K. Beale 05 L. G. Hannusch 08 R. Patel Vote FOR all nominees Vote WITHHELD 02 J. O. Blanco 06 M. E. Jarrard 09 R. Verma (except as marked) from all nominees 03 J. C. Crawford 07 C. H. Ogburn 10 D. R. Williams 04 J. C. Crawford, Jr. (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Proposal to approve amendments to the Crawford & Company Bylaws. For Against Abstain 3. Proposal to approve amendments to the Crawford & Company 2016 Omnibus Stock and Incentive Plan and authorize 4,000,000 additional shares of Class A Common Stock for issuance under the plan. 4. Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2022 fiscal year. For Against Abstain For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CRAWFORD & COMPANY ANNUAL MEETING OF SHAREHOLDERS May 13, 2022 2:00 p.m. Crawford & Company 5335 Triangle Parkway Peachtree Corners, Georgia 30092 Crawford & Company 5335 Triangle Parkway Peachtree Corners, Georgia 30092 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2022. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Each of the Director Nominees in Item 1, and FOR Items 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint R. Verma, W.B. Swain and T.E. Stevenson, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements. See reverse for voting instructions.